EXHIBIT 3.1
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                       ARVIDA/JMB PARTNERS, L.P.

                         AMENDED AND RESTATED
                   AGREEMENT OF LIMITED PARTNERSHIP

     Agreement of Limited Partnership dated as of September 10, 1987 among the General Partner and the Associate Limited Partners, the Initial Limited Partner, and those persons who shall hereafter be admitted as Substituted Limited Partners.

     In consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:


                              ARTICLE ONE

                             DEFINED TERMS

     The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

     "Accountants" means Price Waterhouse or such other nationally recognized firm of independent certified public accountants as shall be engaged by the General Partner for the Partnership.

     "Acquisition Agreement" means that certain purchase and sale agreement, dated January 29, 1987, entered into by and among The Walt Disney Company, the Partnership and JMB Realty Corporation, as supplemented, which agreement provides for the purchase by JMB or its affiliates of interests in undeveloped and partially and fully developed land and real estate improvements (or leasehold interests therein); rights under contracts for the purchase or lease of land; mortgages and accounts receivable; certain management and other service contracts; the stock of certain subsidiaries of Arvida Corporation; certain real estate assets held for investment; and certain club and recreational facilities.

     "Acquisition Expenses" means those expenses including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection, acquisition and development of real properties by the Partnership, whether or not acquired.

     "Acquisition Fees" means the total of all fees and commissions paid by any Person to any other Person, including the General Partner or its Affiliates, in connection with the identification, evaluation, investigation, negotiation, selection, purchase or development of any real property (whether or not acquired) by the Partnership (except a development fee paid to a Person who is not an Affiliated Person of the General Partner in connection with a Property actually acquired), including real estate commissions, selection fees, development fees, non-recurring management fees, or any fees of a similar nature, however designated and however treated for tax or accounting purposes.

     "Additional Limited Partnership Interests" means the Limited
Partnership Interests issued to the Initial Limited Partner and assigned to Assignee Holders pursuant to Section 3.3.

     "Adjusted Capital Investments", with respect to any fiscal quarter, means the Capital Investments of the Holders of Interests reduced (but not below zero), as of the first day of any fiscal quarter following the fiscal quarter with respect to which a distribution is made, by cumulative, non-compounded distributions of Cash Flow to the Holders in excess of 10% per annum of their Adjusted Capital Investments for all prior fiscal quarters.

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     "Affiliate" or "Affiliated Person" means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is an officer or director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified Person has a substantial beneficial interest and (iv) any relative or spouse of the specified Person. Affiliate or Affiliated Person of the Partnership or the General Partner does not include a Person who is a partner in a partnership or joint venture with the Partnership or with any other Affiliate or Affiliated Person of the Partnership or the General Partner if such Person is not otherwise an Affiliate or Affiliated Person of the Partnership or the General Partner.

     "Agreement" means this Agreement of Limited Partnership, as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby" and "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

     "Arvida" means Arvida Management Company, an Illinois corporation.

     "Arvida/JMB Associates" means Arvida/JMB Associates, an Illinois general partnership.

     "Arvida/JMB Partners" means Arvida/JMB Limited Partnership, an Illinois limited partnership.

     "Assignee Holder" means a Person who has acquired an Additional Limited Partnership Interest from the Initial Limited Partner pursuant to
Section 3.3 and who has not become a Substituted Limited Partner, or any person who has acquired an Additional Limited Partnership Interest by a subsequent assignment by such an Assignee Holder and who has not become a Substituted Limited Partner.

     "Associate Limited Partners" means Arvida/JMB Associates and Arvida/JMB Partners in their capacities as Partners, so long as either shall be a Partner and thereafter shall mean any such Person as shall be admitted, as herein provided, as a successor Partner, in its capacity as such, to Arvida/JMB Associates or Arvida/JMB Partners or any successor to their respective Interests.

     "Capital Account" means, with respect to any Interest and, to the extent applicable, any Partner, the aggregate capital contributions with respect to such Interest (1) reduced, to the extent required under Section 704(b) of the Code, by (a) any Losses (which includes any items thereof) allocated with respect to such Interest under Articles Four and Eleven, (b) any distributions of Cash Flow and Liquidation proceeds with respect to such Interest under Articles Four and Eight, (c) any expenditures of the Partnership described, or treated under Section 704(b) of the Code as described, in Section 705(a)(2)(B) of the Code with respect to such Interest, and (d) a Partner's share of any downward adjustment to the basis of a Partnership asset pursuant to Section 48(q) of the Code, and (2) increased, to the extent required under Section 704(b) of the Code, by (x) any Profits (which includes any items thereof) allocated with respect to such Interest under Articles Four and Eleven and (y) a Partner's share of any upward adjustment to the basis of a Partnership asset pursuant to
Section 48(q) of the Code. In addition to the specific increases and decreases to a Capital Account which are provided to be made under this Agreement, any item which is required to be reflected in a Capital Account under Section 9.1C shall be so reflected. The Capital Account with respect to any Interest shall reflect all prior adjustments to the Capital Account of any predecessor holder of such Interest.

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     "Capital Investment" means, (i) with respect to any Limited
Partnership Interest (other than the Interests to the Associate Limited Partners), $1,000 per each full Limited Partnership Interest (regardless of any applicable discount on selling commissions), and (ii) with respect to any General Partnership Interest and the Interests of the Associate Limited Partners, the total amount of money and other capital contributed to the Partnership by such Partner (or the predecessor holder of the Interest of such Partner).

     "Cash Flow" means, with respect to any fiscal period, all cash revenues and receipts of the Partnership (other than capital contributions), including all cash proceeds from sales of assets of the Partnership, any contributions from builders, sellers and joint venture partners, without deduction for depreciation, plus the proceeds from any loans or other indebtedness incurred by the Partnership, but after deducting such cash revenues or receipts used to pay Operating Expenses, Debt Service, capital expenditures with respect to Properties and any amounts set aside for the restoration or creation of Reserves.

     "Code" means the Internal Revenue Code of 1986 (or any corresponding provision or provisions of succeeding law).

     "Communities" means the Partnership's interests in those property developments (i) which are developed by the Partnership or Affiliates of the General Partner under the name "Arvida" and using the personnel of Arvida and which are in the nature of master planned residential communities, including any related resort, business and commercial components and (ii) which were purchased pursuant to, or as contemplated by, the Acquisition Agreement or the Prospectus.

     "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 10.1 hereof or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     "Debt Service" means all payments required to be made in connection with any loan to the Partnership or any other loan or arrangement secured by a lien (including a ground lease) on any of the Properties.

     "Front-End Fees" means the fees and expenses paid by any Person for any services rendered in connection with the organizational or acquisition phase of the Partnership, including Organization and Offering Expenses, the Acquisition Fees, the Acquisition and Financing Guaranty Fee, Acquisition Expenses and any other similar fees, however designated (except a development fee paid to a person who is not an Affiliate of the General Partner in connection with a Property actually acquired).

     "General Partner" means Arvida/JMB Managers, Inc., in its capacity as a General Partner, so long as it shall be a General Partner and thereafter shall mean such Person as shall be admitted, as herein provided, as a successor General Partner, in its capacity as such, to Arvida/JMB Managers. Inc. or any successor to its Interest or any portion thereof.

     "General Partnership Interest" means the entire interest of the General Partner in the Partnership at any particular time.

     "Gross Proceeds of the Offering" means the aggregate of Capital Investments received and retained by the Partnership from the offering contemplated by Section 3.3A.

     "Holder" or "Holder of Interests" means (i) an Assignee Holder, (ii) a Limited Partner holding any Interests as to which no assignment is then currently recognized, including the Initial Limited Partner (but not including the Associate Limited Partners), or (iii) an assignee of Interests from a Limited Partner who has been recognized as such pursuant to Section 7.2C.

     "Initial Limited Partner" means JMB Investor Services Corporation, an Illinois corporation.
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     "Interest" means a General Partnership Interest or a Limited
Partnership Interest, or the Interests of the Associate Limited Partners in the Partnership, at any particular time, as the case may be, including the right to any and all benefits to which a General or Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

     "Investment in Properties" means the amount of Gross Proceeds of the Offering actually paid for or allocated to the purchase, development, construction or improvement of Properties acquired by the Partnership, including the purchase of Properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% of Gross Proceeds of the Offering shall not be included), and other cash payments, such as interest and taxes, which are paid out of the Gross Proceeds of the Offering in connection with the Partnership's acquisition of its interest in a Property, but excluding Front-End Fees.

     "JMB" or "Sponsor" means JMB Realty Corporation, a Delaware corporation, and its successors or assigns.

     "Limited Partner" means any Person who is a Limited Partner, whether the Initial Limited Partner (but only to the extent of us $5,000. Capital Investment with respect to the Interests it holds as to which no assignment is then currently recognized), any Associate Limited Partner or a Substituted Limited Partner, at the time to reference thereto, in such Person's capacity as a Limited Partner of the Partnership.

     "Limited Partnership Interest" means the entire interest in the Partnership held by a Limited Partner (other than the Associate Limited Partners) or a Holder with respect to such interest. Reference to holders of a majority or specified percentage of the outstanding Limited Partnership Interests means Limited Partners whose Interests represent combined Capital Investments constituting over 50% of such specified percentage, respectively, of the Capital Investments with respect to all Limited Partnership Interests.

     "Liquidation" means (i) when used with reference to the Partnership, the earlier of (a) the date upon which the Partnership is terminated under
Section 708(b)(1) of the Code or (b) the date upon which the Partnership ceases to be a going concern, and (ii) when used with reference to any Partner, the earlier of (a) the date upon which there is a Liquidation of the Partnership or (b) the date upon which such Partner's entire interest in the Partnership is terminated other than by transfer, assignment or other disposition to a Person other than the Partnership.

     "ML Real Estate Associates II" means ML Real Estate Associates
Limited Partnership II, a New York limited partnership, and (other than with respect to the penultimate paragraph of Section 4.1 and except as otherwise provided herein) any successor or assign of any of its Interests.

     "Management and Supervisory Agreement" means that agreement between the Partnership and Arvida pursuant to which Arvida is obligated to provide development and management supervisory personnel to the Partnership for all of its projects and operations in accordance with the objectives and criteria set forth in the Management and Supervisory Agreement and the Partnership will reimburse Arvida fully for all of its out-of-pocket expenses (including, notwithstanding any other provision of this Agreement, an allocable share of its salary and salary-related expenses) incurred while supervising the development and operation of the Properties and Partnership operations, but will not pay any other fees, direct or indirect, to Arvida.

     "Minimum Gain" means, as of the end of any fiscal year or other applicable time, the excess, if any, of (i) the aggregate outstanding balance of any nonrecourse indebtedness of the Partnership (including the Partnership's proportionate share of any nonrecourse indebtedness of any joint venture in which the Partnership is a partner) to which Properties of the Partnership are subject, excluding any portion of such balance that would not be treated as an "amount realized" under the Code if such nonrecourse indebtedness were foreclosed upon, over (ii) the aggregate adjusted basis of such Properties (including the Partnership's proportionate share of the adjusted basis of such

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Properties held by a joint venture in which the Partnership is a partner)
subject to such nonrecourse indebtedness for Federal income tax purposes. Notwithstanding the foregoing, the definition of "Minimum Gain" may take into account any other adjustments required or permitted under Section 704(b) of the Code.

     "Notification" means a writing, containing the information required by this Agreement to be communicated to any Person, sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person. The date of registry thereof or the date of the certified receipt therefor in the case of registered or certified mail shall be deemed the date of receipt of Notification; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes of this Agreement.

     "Offering Termination Date" means the date of termination of the offering of Interests contemplated by Section 3.3, which shall be not later than 24 months after the date of the Prospectus (or, with respect to any particular state, an earlier date if necessary to comply with the "Blue Sky" laws of any such state).

     "Organization and Offering Expenses" means those expenses incurred in connection with the formation and qualification of the Partnership (including an amount equal to 1% of the Gross Proceeds of the Offering relating to Interests purchased by ML Real Estate Associates II pursuant to
Section 3.3G hereof), the registration of the Interests under applicable Federal and state law, and in marketing, distributing and issuing the Interests, and any other expenses actually incurred and directly related to the offering and sale of the Interests, including such expenses as: (a) fees paid to underwriters' attorneys, (b) registration fees, filing fees and taxes, (c) the costs of qualifying, printing, amending, supplementing, mailing and distributing the registration statement and Prospectus, including telephone and telegraphic costs, (d) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials used in connection with the issuance and marketing of the Interests, including telegraphic and telephone costs, (e) salaries and direct expenses of officers and employees of the General Partner and its Affiliates while directly engaged in organizing the Partnership and in registering, marketing, distributing, processing and establishing records of the Interests and establishing records of and paying underwriters' commissions,
(f) accounting and legal fees incurred in connection therewith, (g) all advertising expenses incurred in connection therewith, including the costs related to investor and broker/dealer sales meetings, and (h) interest expense incurred on Partnership indebtedness the proceeds of which have been used or are to be used to pay brokerage fees.

     "Operating Expenses" means, with respect to any fiscal period, except to the extent paid with cash withdrawn from Reserves therefor, the amount of cash disbursed in such period in order to obtain all cash receipts during such period including all cash expenses (such as advertising and promotion, management, interest, salary, utility, repair and maintenance, accounting, statistical or bookkeeping services and computing or accounting equipment use, travel and telephone expenses and amounts paid to Arvida in connection with its carrying out the duties described in the Management and Supervisory Agreement authorized in Section 5.2A(ix) hereto, but not including, except as provided in Section 5.1D hereof, any overhead expenses or any salaries paid by the General Partner to its officers and directors).

     "Partner" means any General Partner or Limited Partner.

     "Partnership" means the limited partnership formed pursuant to this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.

     "Person" means any individual, partnership, corporation, trust or other entity.

     "Profits" and "Losses" mean, at all times during the existence of the Partnership, the income or loss of the Partnership (including the Partnership's share of income or loss of any partnership or joint venture which owns a particular Property) for Federal income tax purposes and income (if any) of the Partnership exempt from tax for such purposes, determined as of the close of the Partnership's fiscal year, including, without limitation, each item of Partnership income, gain, loss and deduction.

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     "Properties" means all of the assets acquired by the Partnership. In the case or any Property owned by a partnership or joint venture in which the Partnership shall be a partner, directly or indirectly, the term "Properties" shall include any Property which is so owned.

     "Prospectus" means the prospectus contained in the registration statement filed with the Securities and Exchange Commission for the registration of Additional Limited Partnership Interests under the Securities Act of 1933, as amended, in the final form in which said prospectus is filed with said Commission and as thereafter supplemented pursuant to Rule 424 under said Act.

     "Reserves" means, with respect to any fiscal period, payments made or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the General Partner for working capital and to pay taxes, insurance, Debt Service, repairs, replacements or renewals, or other costs and expenses, incident to the ownership or operation of the Properties.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 7.2.


                              ARTICLE TWO

                  FORMATION, NAME, PLACE OF BUSINESS,
                           PURPOSE AND TERM


SECTION 2.1  Formation

     The parties hereto hereby form, or ratify the formation of, a limited partnership pursuant to the provisions of the Revised Uniform Limited Partnership Act of the State of Delaware.

SECTION 2.2  Name, Place of Business

     The Partnership shall be conducted under the name and style of Arvida/JMB Partners, L.P. or such other name as the General Partner shall hereafter designate in writing to the Limited Partners. The Partnership may conduct its business under such other name or names as the General Partner shall determine from time to time. The place of business and principal office of the Partnership, unless changed by the General Partner, shall be 875 North Michigan Avenue, Chicago, Illinois 60611. Notification of any such change in the Partnership's place of business and principal office shall be given to the Holders of Interests. The Partnership's registered agent for service of process in Delaware is The Corporation Trust Company. The Partnership's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SECTION 2.3  Purpose

     The purpose and character of the business of the Partnership is to, either directly or through joint ventures or joint participations or otherwise, invest in, acquire, develop, hold, maintain, operate, improve, lease and otherwise use the Properties and interests therein for profit (and in connection therewith the Partnership shall have the power to dispose of, or cause any joint venture or joint participation or other entity to dispose of, in any manner, any such Properties or interests therein) and to engage in any other activities related or incidental thereto. The Partnership shall not engage in any other business or activity.

SECTION 2.4  Term

     The Partnership commenced as a limited partnership on the date of first filing, with the appropriate authority of the State of Delaware, of a Certificate of Limited Partnership pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and shall continue in full force and effect until December 31, 2087 or until dissolution and termination prior thereto pursuant to the provisions hereof.

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                             ARTICLE THREE

                         PARTNERS AND CAPITAL


SECTION 3.1  General Partner

     The name, address and capital contributions of the General Partner of the Partnership are as set forth in Schedule A attached hereto, as from time to time amended and hereby incorporated herein. Except as set forth in Sections 4.2F and 8.2, the General Partner as such shall not make any additional capital contributions to the Partnership.

SECTION 3.2  Limited Partners

     The names, addresses and capital contributions of Limited Partners (which may be expressed as the number of Limited Partnership Interests held) with respect to the Additional Limited Partnership Interests issued to the Initial Limited Partner as provided in Section 3.3, Interests otherwise held by the Initial Limited Partner and the Associate Limited Partners and Limited Partnership Interests held by other Limited Partners as provided in Section 7.2 are as set forth in Schedule A attached hereto, as from time to time amended and hereby incorporated herein. SECTION 3.3 Additional Limited Partnership Interests

     A. The General Partner is authorized to issue Additional Limited Partnership Interests to the Initial Limited Partner from time to time, if, after any such issuance, the Capital Investments with respect to all Additional Limited Partnership Interests (without giving effect to those described in Section 3.3G) would be not less than $165,000,000 and not more than such maximum amount (not to exceed $400,000,000) as the General Partner and Merrill Lynch, Pierce, Fenner & Smith Incorporated shall determine. It is hereby understood and agreed that the Initial Limited Partner shall assign such Additional Limited Partnership Interests to other Persons, as provided in an assignment agreement to be executed among the Partnership, the General Partner and the Initial Limited Partner on its own behalf and on behalf of all Assignee Holders, in a public offering pursuant to a Registration Statement filed with the Securities and Exchange Commission for the registration of such Additional Limited Partnership Interests assigned to the Assignee Holders under the Securities Act of 1933, as amended, and the Partnership and the General Partner agree to take such actions as are necessary in order to facilitate such offering of Additional Limited Partnership Interests; provided that (a) the proceeds of such offering shall be paid directly to the Partnership as Capital Investments with respect to such Additional Limited Partnership Interests and (b) no assignee of such Additional Limited Partnership Interests shall be or become a Substituted Limited Partner except pursuant to the provisions of Section 7.2. Pending the receipt of subscriptions for not less than 165,000 Additional Limited Partnership Interests, all subscription proceeds shall be kept by the General Partner separate and apart from all other funds, and shall be deposited and held in trust in one or more interest-bearing or non-interest-bearing accounts, in the discretion of the General Partner. All funds paid in by Persons to whom the Additional Limited Partnership Interests are offered shall continue to be their property and shall be held in trust in an escrow account for their benefit until such time as the Partnership has received subscriptions to purchase 165,000 Additional Limited Partnership Interests; in the event that the Partnership has not received subscriptions to purchase 165,000 Additional Limited Partnership Interests by the Offering Termination Date, the General Partner shall terminate the offering and all subscription payments shall be refunded promptly in full to the subscribers together with a pro rata share of any earnings thereon based on the amount of the subscription proceeds of each subscriber and the number of days such subscription proceeds were held in the escrow account. In the event the minimum number of subscriptions have been obtained, all Persons whose subscriptions for Additional Limited Partnership Interests are accepted by the Partnership on or prior to the date as shall have been selected by the General Partner and announced as the cut-off for the first admission of Limited Partners, shall be recognized as Assignee Holders (through an assignment from the Initial Limited Partner in accordance with Section 7.2B) with respect to such subscriptions for Limited Partnership Interests as of the first day, or such other day or days as the General Partner may determine, of the month in which such Additional Limited Partnership Interests have been assigned

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to such Persons, as determined by the General Partner and as reflected on the books of the Partnership (such date being known as the "First Admission Date"); all persons whose subscriptions for such Additional Limited Partnership Interests are accepted by the Partnership after the First Admission Date shall be recognized as Assignee Holders (through an assignment from the Initial Limited Partner in accordance with Section 7.2B) with respect to such subscriptions as of the first day, or such other day or days as the General Partner may determine, of the month in which the Partnership has accepted such subscriptions and such Additional Limited Partnership Interests have been assigned to such Persons, as determined by the General Partner and as reflected on the books of the Partnership (such subsequent dates being known as "Later Admission Dates" and the last such date being known as the "Final Admission Date"). Notwithstanding the foregoing provisions with respect to the purchase of Interests by investors as Assignee Holders, the General Partner may, in its sole discretion, elect to cause all investors (or investors in certain states) in the public offering to become Limited Partners in the Partnership without regard to the fulfillment of the conditions specified in Section 7.2. In the event of such election, the General Partner is hereby authorized and directed to make any and all necessary filings and take any and all other actions as shall be necessary in order to reflect the admission of such investors as Limited Partners of the Partnership. Any rights of Assignee Holders referred to herein shall, in the event of such election, be vested in such investors as Limited Partners of the Partnership.

     B. In the event the required minimum in subscriptions is received and the offering is consummated, a subscriber for interests (other than ML Real Estate Associates II) shall be entitled to receive from the Partnership a distribution of Cash Flow equal to the amount of his Capital Investments multiplied by the interest rate or rates per annum determined by the General Partner, as provided in the Prospectus, for the period from the day after the day his subscription proceeds are received in the escrow account through the end of the fiscal quarter in which the Final Admission Date (as defined above) occurs. Payment of such distribution shall be made quarterly approximately 60 days after the end of the fiscal quarter in which the First Admission Date occurs, and approximately 60 days after the end of each fiscal quarter thereafter, through the fiscal quarter in which the Final Admission Date occurs and, in any event, such distributions shall be made prior to, and without regard to, any other cash distributions to which Holders of Interests are entitled hereunder.

     C. The Capital Investments with respect to the Additional Limited Partnership Interests of each Assignee Holder (other than ML Real Estate Associates II) shall be not less than $5,000 and shall be made in cash.

     D.    Capital Investments with respect to Additional Limited
Partnership Interests issued to the Initial Limited Partner as provided in this Section 3.3 (which may be expressed as the number of Interests issued) shall be as set forth in Schedule A attached hereto, as amended from time to time, and hereby incorporated herein.

     E. All subscriptions from Assignee Holders for the purchase of Additional Limited Partnership Interests shall be accepted or rejected by the Initial Limited Partner (which shall act at the discretion of the General Partner) within thirty (30) days of receipt and if rejected all subscription funds will be returned to the subscriber forthwith. If not rejected within thirty (30) days of receipt, any subscription shall be deemed to be accepted. No General Partner or Affiliated Person of a General Partner or any underwriter, dealer or salesman of Additional Limited Partnership Interests shall directly or indirectly pay or award any finder's fee, commission or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Additional Limited Partnership Interests; provided, however, that this provision shall not prohibit the normal selling commission payable to a registered broker-dealer or other properly licensed Person (including Affiliated Persons of the General Partner) for selling Additional Limited Partnership Interests.

     F. Except as otherwise provided in Section 3.3A, the General Partner shall have sole and complete discretion in determining the terms and conditions of the public offering and sale of Additional Limited Partnership Interests and the General Partner is authorized and directed to do

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all things which it deems to be necessary, convenient, appropriate or advisable in connection therewith, including, but not limited to, the preparation and filing on behalf of the Partnership of a registration statement with the Securities and Exchange Commission and the securities commissions (or similar agencies or offices) of such jurisdiction as the General Partner shall determine and the execution or performance of agreements with underwriters and others concerning the marketing of Additional Limited Partnership Interests on such basis and upon such terms as the General Partner shall determine.

     G. Notwithstanding any other provision of this Section 3.3, (i) within ten days after the commencement of the public offering contemplated by Section 3.3A, ML Real Estate Associates II may acquire an interest in the Partnership as provided herein upon its payment of $100.00 and (ii) to evidence such interest in the Partnership, as of the First Admission Date and any Later Admission Dates, the General Partner may issue Additional Limited Partnership Interests to the Initial Limited Partner for assignment to ML Real Estate Associates II (which shall be an Assignee Holder thereof for purposes of this Agreement) in an amount equal to 1% of the Additional Limited Partnership Interests to be issued on such date under Section 3.3A for a consideration of $1 per Additional Limited Partnership Interest. It is hereby understood that such Additional Limited Partnership Interests shall be registered with the Securities and Exchange Commission contemporaneously with those described in Section 3.3A.

SECTION 3.4  Partnership Capital

     A.    No Partner shall be paid interest on any Capital Investment.

     B. No Partner shall have the right to withdraw, or receive any return of, his Capital Investment, except as may be specifically provided herein.

     C.    Under circumstances requiring a return of any Capital
Investment, no Partner shall have the right to receive property other than cash, except as may be specifically provided herein.

SECTION 3.5  Liability of Partners

     No Limited Partner shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as specifically provided herein with respect to the Associate Limited Partners, a Limited Partner shall be liable only to make the Capital Investments with respect to the Limited Partnership Interests which he holds and shall not be required to lend any funds to the Partnership or, after the Capital Investments with respect to such Interests shall have been paid, to make any further capital contribution to the Partnership. Subject to the provisions of Section 5.8, no General Partner shall have any personal liability for the repayment of the Capital Investments with respect to Limited Partnership Interests. No Limited Partner shall be entitled to the withdrawal or return of his capital contributions, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for therein.


                             ARTICLE FOUR

         CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

SECTION 4.1  Distributions of Cash Flow

     Beginning with the first fiscal quarter following the fiscal quarter in which the offering of Additional Limited Partnership Interests to the public terminates as contemplated by Section 3.3, all Cash Flow of the Partnership shall be distributed quarterly within sixty (60) days after the close of each fiscal quarter as follows:

     (i) 90% to the Holders of Interests and 10% to the General Partner and Associate Limited Partners (collectively) until the Holders of Interests have received a cumulative, non-compounded, 10% per annum return on their Adjusted Capital Investments plus the return of their Capital Investments; and

     (ii) thereafter, all Cash Flow shall be distributed 85% to the Holders of Interests and 15% to the General Partner and the Associate Limited Partners (collectively); provided, however, that the General Partner and the Associate Limited Partners (collectively) shall be entitled to receive distributions of amounts otherwise distributable to the Holders or Interests under this clause (ii) to the extent such additional amounts do not exceed the lesser of (A) 2% of the total cumulative selling price of all interests in real property of the Partnership which have been sold or otherwise disposed of subsequent to the First Admission Date and (B) 13% of the cumulative amount distributed under this clause (ii) to all Persons.

     Notwithstanding the foregoing clause (i), the 10% of Cash Flow distributable to the General Partner and Associate Limited Partners (collectively) under such clause (i) shall be limited as follows:

     (A) to the extent, if any, that one percent (1%) of the Gross Asset Value (as defined below) is less than 5.2631% of Cash Flow, the amount distributed to the General Partner and Associate Limited Partners (collectively) shall be reduced by the amount of any such deficiency and the Holders of Interests shall receive additional Cash Flow in the amount of such reduction;

     (B) the receipt by the General Partner and the Associate Limited Partners (collectively) of 4.7369% of total Cash Flow under said clause (i) (the "Remainder") shall be deferred (and such deferred amount shall be distributed to the Holders of Interests) unless the Holders of Interests have received Cash Flow distributions equal to a 12% per annum cumulative, non-compounded return on their Capital Investments; provided, however, that such deferral shall terminate at such time as the Holders of Interests have received total distributions of Cash Flow equal to their Capital Investments; any deferred amount of the Remainder shall be distributable to the General Partner and the Associate Limited Partners (collectively), (x) out of any Cash Flow otherwise distributable to the Holders of Interests under the foregoing clause (i) at such time as the Holders of Interests have received a 12% per annum cumulative, non-compounded return on their Capital Investments, or (y) in any event, to the extent of one-half of Cash Flow otherwise distributable to the Holders of Interests at such time as the Holders of Interests have received total distributions of Cash Flow equal to their Capital Investments.

     "Gross Asset Value" shall mean the dollar amount reflected on the books and records maintained by the Partnership, at the Final Admission Date, of the gross assets (including all of the Partnership's interests in joint venture assets) acquired by the Partnership, directly or indirectly, or, if sold or otherwise disposed of, the proceeds of such assets, increased by the dollar amount reflected on the books and records maintained by the Partnership, at the time of their respective acquisition, of any gross assets (including all of the Partnership's interests in joint venture assets) which the Partnership subsequently acquires, directly or indirectly, from the Seller or otherwise as contemplated by the Acquisition Agreement or the Prospectus.

     No amounts computed as 2% of the selling price of any real property in connection with sale of a Property under (ii) above shall exceed 50% of the amount customarily charged in connection with sales of real properties in arm's-length transactions by non-affiliates of JMB rendering services as an ongoing public activity in the same geographical location and for comparable real property; provided, however, that the amount computed as 2% of the selling price of any Property plus the real estate commission paid to anyone (other than commissions which inure to the benefit of the Partnership) in connection with the sale of a Property shall in no event exceed the lesser of (i) 6% of the gross purchase price of the Property or
(ii) the amount customarily charged in connection with sales of real properties in arm's-length transactions by non-affiliates of JMB rendering real estate brokerage services as an on-going public activity in the same geographical location and for comparable real property.

     The General Partner shall use its best efforts to operate the Partnership so that such operation will provide sufficient Cash Flow (including distributions under Section 3.3B) in order that the aggregate Cash Flow distributions for each year distributable to the Holders (other than ML Real
                                 A-10

Estate Associates II) are at least equal to Federal taxable income (or components thereof) allocable to the Holders (other than ML Real Estate Associates II), multiplied by the maximum individual Federal income tax rate for the year in which such taxable income (or component thereof) is realized. Except as otherwise provided in this Agreement, this Section 4.1 shall apply in determining Cash Flow distributions upon dissolution.

     If, upon the completion of the liquidation and termination of the Partnership and final distribution of all Partnership funds, the aggregate capital contributions with respect to Limited Partnership Interests issued under Section 3.3A exceed the sum of the distributions of Cash Flow with respect to such number of such Limited Partnership Interests under clause
(i) of Section 4.1 distributions with respect to such number of such Limited Partnership Interests under Section 8.3C of Liquidation proceeds and distributions, if any, with respect to such number of such Limited Partnership Interests made with the proceeds of any capital contributions made by the General Partner and Arvida/JMB Associates (said excess is hereinafter referred to as the "Excess Amount"), then the General Partner, the Associate Limited Partners and ML Real Estate Associates II (excluding its successors and assigns and except as provided in the succeeding paragraph) shall make aggregate payments to the Holders (other than ML Real Estate Associates II but including any unaffiliated successor or assign thereof) in an amount equal to the lesser of the Excess Amount or the amounts of Cash Flow received by the General Partner, the Associate Limited Partners and ML Real Estate Associates II pursuant to Section 4.l(i), such payments to be made by the General Partner the Associate Limited Partners and ML Real Estate Associates II based upon the relative cumulative distributions of Cash Flow received by each of them pursuant to Section 4.1(i) up to the time of such payments.

     In the event that the General Partner shall elect under Section 5.5J(i)(a) to cause Interests to be listed and quoted on a United States national exchange or to be reported by the National Association of Securities Dealers Automated Quotation System and the Interests issued to ML Real Estate Associates II under Section 3.3G are to be so listed and quoted or reported, the obligation of ML Real Estate Associates II to make payments pursuant to the preceding paragraph shall terminate on the date on which such Interests are first listed and quoted or reported pursuant to such election; provided that ML Real Estate Associates II, by prompt notification to the General Partner may elect to cause all (but not less than all) of the Interests issued to ML Real Estate Associates II under
Section 3.3G not to be so listed and quoted or reported. In the event of such an election by ML Real Estate Associates II, ML Real Estate Associates II may subsequently notify the General Partner that such Interests issued to ML Real Estate Associates II under Section 3.3G shall be so listed and quoted or reported, and the General Partner shall cause such Interests to be so listed and quoted or reported, provided that ML Real Estate Associates II shall have agreed to pay all costs and expenses of such listing and quotation or reporting. Any such subsequent listing and quotation or reporting of such Interests of ML Real Estate Associates II shall be treated for purposes of this Section 4.1 and Section 4.3G as made pursuant to the election of the General Partner under Section 5.5J(i)(a). Except as aforesaid, the obligation of ML Real Estate Associates II to make payments under the preceding paragraph shall constitute the personal obligation of ML Real Estate Associates II, and such obligation shall continue to exist whether or not ML Real Estate Associates II owns or holds any Additional Limited Partnership Interests at the time payments are required to be made pursuant to the preceding paragraph.

     Notwithstanding anything to the contrary in the foregoing provisions of this Section 4.1, on September 30, 1987, subject to the making by the General Partner of the determination provided below, a distribution of Cash Flow of the Partnership in an amount equal to $20,000,000 shall be made to the General Partner and Arvida/JMB Associates. Such distribution shall be made whether or not the Partnership receives any Capital Investments with respect to Additional Limited Partnership Interests in connection with the public offering contemplated by Section 3.3A. Prior to making such distribution, the General Partner shall determine that there is sufficient working capital available or sufficient funds available from debt financing to permit such distribution to be made.

SECTION 4.2  Allocation of Profits or Losses

     A. The Profits or Losses for each fiscal year of the Partnership (or portion thereof) during the term of this Agreement for any period beginning on or after the First Admission Date shall, except as provided in Sections 4.2F and 4.3G, be allocated as follows: (i) Profits shall be allocated, with respect to any such fiscal period, such that the General Partner, each of the Associate Limited Partners and ML Real Estate Associates II shall be allocated Profits equal to the amount of Cash Flow actually distributed to each of them, respectively, for such fiscal period (without taking into account any distribution made pursuant to the last paragraph of Section 4.1), except that in all events the General Partner shall be allocated at least 1% of Profits, and the Holders (other than ML Real Estate Associates II) shall be allocated the remaining Profits and
(ii) Losses shall be allocated, with respect to any such fiscal period, 1% to the General Partner, 1% to the Associate Limited Partners (collectively) and 98% to the Holders, except that, if ML Fungibility is achieved as provided in Section 4.3G, then with respect to any fiscal period which commences on or after the date on which Interests are first listed and quoted or reported pursuant to an election made by the General Partner under Section 5.5J(i)(a), for the purpose of allocating Profits under clause (i) above, ML Real Estate Associates II shall not be allocated Profits equal to the amount of Cash Flow actually distributed to it but instead shall be treated for such purpose as a Holder (other than ML Real Estate Associates II).

     The Profits of the Partnership for each fiscal year of the Partnership (or portion thereof) during the term of this Agreement for any period ending prior to the First Admission Date shall, except as provided in Section 4.2F, be allocated 1% to the General Partner, 98% to the Associate Limited Partners (collectively), and 1% to the Initial Limited Partner and (commencing on its acquisition of a Partnership interest under Section 3.3G) ML Real Estate Associates II, and the Losses of the Partnership for each such fiscal year (or portion thereof) shall be allocated 70% to the General Partner, 29% to the Associate Limited Partners (collectively), and 1% to the Initial Limited Partner and (commencing on its acquisition of a Partnership interest under Section 3.3G) ML Real Estate Associates II. Such Profits or Losses shall be determined on the basis of an interim closing of the Partnership's books on the First Admission Date.

     B. Syndication commissions for any fiscal year of the Partnership shall be allocated to the Holders of Interests in an amount equal to the syndication commission actually paid by the Partnership in connection with the acquisition of the Interest of such Holder. Such allocation shall take into account the existence of any discount applicable to the syndication commission of a particular Holder.

     C.    No allocation of Losses (which include items thereof) under
Section 4.2A shall be made to any Holder to the extent that such allocation
(a) would create a deficit balance in such Holder's Capital Account which in absolute amount exceeds the Minimum Gain allocable to such Holder as of the end of the fiscal year for which such allocation would be made or (b) in the good faith judgment of the General Partner and upon advice by the Partnership's independent certified public accountants or legal counsel, would otherwise likely not be respected under Section 704(b) of the Code. In any such event, the allocation of such Losses thereof to such Holder shall be reduced to that extent.

     D. Any credits of the Partnership as determined for Federal income tax purposes for a fiscal year shall be allocated as Profits of the Partnership in accordance with Section 4.2A. In the event the adjusted tax basis of any "Section 38 property" (within the meaning of Section 48 of the Code) of the Partnership is increased pursuant to Section 48(q)(2) of the Code, such increase shall be allocated among the Partners (as if such item were in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners. Any reduction in the adjusted tax basis or cost of (or the qualified investment in) such Section 38 property made pursuant to Section 48(q)(1) of the Code shall be allocated among the Partners (as if such item were in the nature of an expense or loss) in the same proportions as the credit for such Section 38 property is allocated under this Section 4.2D.

     E. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interest of the General Partner, in each material item of Partnership income, gain, loss, deduction or credit will be equal to at least 1% of each such item at all times during the existence of the Partnership. In determining the General Partner's interest in such items, Limited Partnership Interests owned by the General Partner shall not be taken into account.

     F. Beginning on and after September 30, 1987, any gain which is realized by the Partnership (or any partnership or joint venture through which the Partnership holds Property) on the sale or other disposition of Property which constitutes Distributed Gain (as defined below) allocable to such Property shall be allocated to the General Partner and Arvida/JMB Associates. "Distributed Gain" with respect to all Properties shall be equal to an amount equal to (i) the product of the Built-in Gain (as defined below) multiplied by a fraction, the numerator of which is the amount of Cash Flow distributed to the General Partner and Arvida/JMB Associates under the last paragraph of Section 4.1 and the denominator of which is the Built-in Gain, minus (ii) the amount of any Profit allocated to the General Partner and Arvida/JMB Associates pursuant to the third succeeding sentence of this Section 4.2F. "Built-in Gain" shall be equal to the amount of net gain which would be realized in the aggregate by the Partnership for Federal income tax purposes if, on September 30, 1987, all Properties were sold for their fair market value as determined by the General Partner. The General Partner shall determine the portion of Built-in Gain attributable to each Property and shall allocate at such time or times as may be required under this Agreement Distributed Gain among Properties to which Built-in Gain is attributable on a proportionate basis based upon the ratio that the portion of Built-in Gain attributable to each Property bears to the aggregate Built-in Gain. Notwithstanding any allocation contained in this Agreement (but subject to Section 4.2E and the succeeding sentences of this Section 4.2F), if at any time Profit is realized by the Partnership, any current or anticipated reduction of the share of the Partnership's indebtedness (including the Partnership's share of partnership or joint venture indebtedness) of any, some or all of the General Partner, Arvida/JMB Associates, Arvida/JMB Partners or ML Real Estate Associates II or any anticipated cash distribution to the General Partner, Arvida/JMB Associates, Arvida/JMB Partners or ML Real Estate Associates II would cause the deficit balances in absolute amount in the Capital Accounts of any, some or all of the General Partner, Arvida/JMB Associates, Arvida/JMB Partners or ML Real Estate Associates II to be greater than its or their share of the Partnership's indebtedness (including the Partnership's share of partnership or joint venture indebtedness) after such reduction or distribution, then the allocation of Profit under this Article Four to the General Partner, Arvida/JMB Associates, Arvida/JMB Partners and ML Real Estate Associates II shall be increased do be shared by them in proportion to the deficit balances in their respective Capital Accounts) to the extent necessary to cause the deficit balance in the Capital Account of each of the General Partner, Arvida/JMB Associates, Arvida/JMB Partners and ML Real Estate Associates II to be no less than their respective shares of the Partnership's indebtedness (including the Partnership's share of partnership or joint venture indebtedness) after such reduction or distribution; provided, however, that the allocation of Profit contained in this sentence shall not apply to ML Real Estate Associates II if at the time as of which such allocation is made ML Fungibility has been achieved as provided in Section 4.3G, and further provided that to the extent the amount of Profit allocated under this sentence is insufficient to cause the deficit balance in the Capital Account of each of the General Partner, Arvida/JMB Associates, Arvida/JMB Partners and ML Real Estate Associates II to be no less than their respective shares of the Partnership's indebtedness (including the Partnership's share of partnership or joint venture indebtedness) after such reduction or distribution, such Profit shall be allocated, until Profit in an aggregate amount equal to $20,000,000 has been allocated under this Section 4.2F to the General Partner and Arvida/JMB Associates for the current and prior Partnership years, first to the General Partner and Arvida/JMB Associates (in proportion to the respective deficit balances in their Capital Accounts), in preference and priority to Arvida/JMB Partners and ML Real Estate Associates II, to the extent necessary to cause the deficit balance in the Capital Account of each of the General Partner and Arvida/JMB Associates to be no less than their respective shares of the Partnership's indebtedness (including the Partnership's share of partnership or joint venture indebtedness) after such reduction or distribution. Notwithstanding anything to the contrary in this Agreement (but after giving effect to Section 8.2 and subject to the last sentence of this Section 4.2F). if the General Partner or Arvida/JMB Associates has a deficit balance in its Capital Account following the Liquidation of its interest in the Partnership, as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such Liquidation occurs (other than any adjustment for a capital contribution made pursuant to this sentence) and after adjusting Capital Accounts for actual or anticipated Profits or Losses allocable among the Partners in accordance with, or as if there had been (in accordance with adjustments under the first sentence of Section 11.4), an actual disposition of the Partnership properties at their fair market value, the General Partner and Arvida/JMB Associates will make capital contributions in an aggregate amount (to be shared by them in proportion to the deficit balances in their respective Capital Accounts) which is equal to the smaller of (i) such deficit balances or (ii) $20,000,000; provided, however, that neither the $20.000,000 amount specified in (ii) nor the General Partner's share of such amount shall limit any contribution which the General Partner is required to make under
Section 8.2. Such capital contributions shall be made on or before the end of the Partnership taxable year during which such Liquidation occurs (or, if later, within 90 days after the date of such Liquidation). Notwithstanding the foregoing if the distributions to the General Partner and Arvida/JMB Associates under the last paragraph of Section 4.1 were determined not to cause (without taking into account any Profit or Loss which might arise from such distribution), in the fiscal year in which such distribution occurs, an aggregate reduction in their capital accounts (as determined under Section 704(b) of the Code) equal to the amount of such distribution, then the first four sentences of this Section 4.2F shall not apply for any period.

SECTION 4.3  Determination of Allocations and Distributions Among Partners

     A. Any Assignee Holder of an Additional Limited Partnership Interest who is recognized as such pursuant to Section 7.2 shall be allocated all Profits or Losses of the Partnership allocable, and shall be entitled to all Cash Flow distributable, with respect to such Additional Limited Partnership Interest as herein provided; provided, however, that without limitation the share of Profits allocable with respect to Additional Limited Partnership Interests held by ML Real Estate Associates II shall be as provided in Sections 4.2A, 4.2F and 4.3G. Except as otherwise provided in Sections 4.2C, 4.3D, 4.3E, 4.3F and 4.3G and subject to the proviso in the preceding sentence, all Profits or Losses allocable with respect to Limited Partnership Interests and, except as provided in
Section 3.3B all Cash Flow distributable with respect to Limited Partnership Interests, shall be allocated or distributed, as the case may be. To each of the Holders of Interests entitled to such allocation or distribution in the ratio which the Capital Investments with respect to such Limited Partnership Interests bear to the aggregate Capital Investments with respect-to all Limited Partnership Interests entitled to such allocation or distribution.

     B. Except as provided in Sections 4.3C, 4.3E and 4.3G, all Profits or Losses allocable with respect to Limited Partnership Interests shall be allocated, and all Cash Flow distributable with respect to Limited Partnership Interests shall be distributed, as the case may be, to the Holders of Interests recognized as such as of the last day of the fiscal period for which such allocation or distribution is to be made.

     C. Except in the case of Limited Partnership Interests held by ML Real Estate Associates II during any fiscal quarter before or which is the fiscal quarter in which ML Fungibility is achieved as provided in Section 4.3G, to the extent permitted by law, all Profits or Losses of the Partnership for a fiscal year allocable with respect to any Limited Partnership Interest which may have been transferred during such year shall be allocated between the transferor and the transferee based upon the number of quarterly periods that each was the recognized Holder of Interests, without regard to the results of Partnership operations during particular quarterly periods of such fiscal year and without regard to whether cash distributions were made to the transferor or transferee.

     D. Except as provided in the last paragraph of Section 4.1 and subject to the second paragraph of Section 4.1, the General Partner's and Associate Limited Partners' distributive share of Cash Flow shall be distributed 10.1% to Arvida/JMB Partners, to the General Partner in an amount equal to 1% of the total Cash Flow being distributed at such time under Section 4.1(i) or 4.1(ii), as the case may be, and the remainder to Arvida/JMB Associates. Profits or Losses allocable to the Associate Limited Partners (collectively) under the second paragraph of Section 4.2A and Losses allocable to the Associate Limited Partners under the first paragraph of Section 4.2A shall be allocated 89.0% to Arvida/JMB Associates and 11.0% to Arvida/JMB Partners. Except as otherwise provided in Section 4.2F, distributive shares of Cash Flow and Distributed Gain allocable to the General Partner and Arvida/JMB Associates under the last paragraph of
Section 4.1 and under Section 4.2F shall be distributed or allocated, respectively, 1% to the General Partner and 99% to Arvida/JMB Associates. Profits or Losses allocable to the Initial Limited Partner and ML Real Estate Associates II under the second paragraph of Section 4.2A shall be allocated between them in the ratio of the respective amounts paid by them for their Partnership Interests at that time. Notwithstanding anything to the contrary in section 4.2A and this Section 4.3D, any Partnership deduction directly resulting from the receipt of a Partnership Interest by any Partner or Holder (other than a Holder which is not ML Real Estate Associates II) shall be allocated entirely to such Partner or Holder.

     E. In the event that there are Later Admission Dates, all Profits or Losses allocable to the holders of Interests for the period from the First Admission Date or any such Later Admission Date through the next succeeding Later Admission Date will be allocated in accordance with
Section 4.3A solely to the Holders of Interests as of or prior to such preceding First Admission date or Later Admission Date. For purposes of this Section 4.3E, Holders of Interests will be deemed to have acquired their Limited Partnership Interests on the first day or such other day as the General Partner may determine of the month in which such additional Limited Partnership Interests have been assigned to such Persons. Profits or Losses incurred for the period form any such First Admission Date or Later Admission Date through the next succeeding Later Admission Date will be allocated on the basis of an interim closing of the Partnership's books on such Later Admission Date. The General Partner may, in its sole and absolute discretion and at any time, adopt any other convention or conventions (including without limitation a daily, semi-monthly or full-month convention) regarding the distribution of Cash Flow or the allocation of Profits or Losses with respect to any Limited Partnership Interest that may be or may have been transferred during any year.

     F. Subject to Section 4.2C, if at the time of an allocation pursuant to Section 4.2A of Profits or Losses for a fiscal year of the Partnership (or portion thereof) during the term of this Agreement for a period beginning on or after the Final Admission Date the Capital Accounts with respect to each Limited Partnership Interest (other than any Limited Partnership Interest held by ML Real Estate Associates II) are not then equal:

           (i) Profits allocated to the Holders (other than ML Real Estate Associates II) pursuant to Section 4.2A shall be allocated to the Holder (other than ML Real Estate Associates II) of a Limited Partnership Interest with a Capital Account which is smaller in amount (or greater in deficit) and the Capital Account for any other such Interest (other than any Limited Partnership Interest held by ML Real Estate Associates II) until the balance in such Capital Account equals the balance of the Capital Account of such Limited Partnership Interest (other than any Limited Partnership Interest held by ML Real Estate Associates II) which was next smallest in amount (or next greatest in deficit) before such allocation, and thereafter such Profits shall continue to be allocated to each successive Holder or groups of Holders of Interests (other than ML Real Estate Associates II) with Capital Accounts which are smallest in amount (or greatest in deficit), until either the balances of all Capital Accounts with respect to Limited Partnership Interests (other than any Limited Partnership Interest held by ML Real Estate Associates II) are equal or all such Profits have been allocated; and

           (ii) Losses allocated to the Holders pursuant to Section 4.2A shall be allocated to the Holder (other than ML Real Estate Associates II) of a Limited Partnership Interest with a Capital Account which is greater in amount (or smaller in deficit) than the Capital Account for any other such Interest (other than any Limited Partnership Interest held by ML Real Estate Associates II) until the balance in such Capital Account equals the balance of the Capital Account of such Limited Partnership Interest (other than any Limited Partnership Interest held by ML Real Estate Associates II) which was next greatest in amount (or next smallest in deficit) before such allocation, and thereafter such Losses shall continue to be allocated to each successive Holder or groups of Holders of Interests (other than ML Real Estate Associates II) with Capital Accounts which are greatest in amount (or smallest in deficit), until either the balances of all Capital Accounts with respect to Limited Partnership Interests (other than any Limited Partnership Interest held by ML Real Estate Associates II) are equal or all such Losses have been allocated.

     The foregoing subparagraphs (i) and (ii) shall not apply to, or with reference to, any Limited Partnership Interest held by ML Real Estate Associates II.

     G. In the event that the General Partner shall elect under Section 5.5J(i)(a) to cause Interests to be listed and Quoted on a United States national exchange or to be reported by the National Association of Securities Dealers Automated Quotation System and Interests of ML Real Estate Associates II are so listed and quoted or reported, to the extent permitted by law and subject to Section 4.2F, for the fiscal year of the Partnership during the term of this Agreement in which such Interests are first listed and quoted or reported pursuant to such election, Profits (in the form of gross income) realized by the Partnership during the portion of such fiscal year ending on the day immediately preceding the date on which such Interests are first so listed and quoted or reported shall be allocated to ML Real Estate Associates II in such amount as is necessary to cause the Capital Account for each Limited Partnership Interest held by ML Real Estate Associates II and issued to it under Section 3.3G to equal the largest balance in the Capital Account for any Limited Partnership Interest held by a Holder (other than ML Real Estate Associates II) (the completion of such equalization pursuant to this Section 4.3G or another provision of this Agreement and such listing and quotation or reporting is herein referred to as "ML Fungibility"). Such allocation of Profits (in the form of gross income) to ML Real Estate Associates II shall be made as of the end of the day immediately preceding the date on which such Interests are first listed and quoted or reported pursuant to the aforementioned election.

                             ARTICLE FIVE

             RIGHTS, POWERS AND DUTIES OF GENERAL PARTNER

SECTION 5.1  Management and Control of the Partnership

     A. Subject to the Consent of the Limited Partners where required by this Agreement, the General Partner, within the authority granted to it under this Agreement, shall have the exclusive right to manage the business of the Partnership and is hereby authorized to take any action of any kind and to do anything and everything it deems necessary in accordance with the provisions of this Agreement.

     B. No Limited Partner (except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall participate in or have any control over the Partnership business or shall have any authority or right to act for or bind the Partnership. The Limited Partners hereby Consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

     C. The General Partner shall initially, upon completion of the offering contemplated by the Prospectus, establish Reserves for working capital and to pay taxes, insurance, Debt Service, repairs, replacements or renewals, or other costs and expenses incident to the ownership or operation of the Properties and for such other purposes, as the General Partner may determine, in an amount equal to not less than 2% of the Gross Proceeds of the Offering and thereafter shall maintain such Reserves in such amounts as the General Partner deems appropriate under the circumstances from time to time.

     D. All of the Partnership's expenses shall be billed directly to and paid by the Partnership. Reimbursements to the General Partner or any Affiliates shall not be allowed (other than for Organization and Offering Expenses, which shall be allowed), except for (i) the actual cost to the General Partner or such Affiliates of goods, materials and services used for or by the Partnership and obtained from entities which are not affiliated with the General Partner; (ii) salaries and related salary expenses for administrative services which could be performed directly for the Partnership by independent parties, such as legal, accounting, transfer agent, data processing, duplicating and other such services; (iii) Partnership reports and communications to investors; (iv) other administrative services, provided that such services are necessary to the prudent operation of the Partnership; and (v) reimbursements to Arvida in connection with its carrying out the duties described in the Management and Supervisory Agreement authorized in Section 5.2A(ix) hereof. No reimbursement under clauses (ii) through (v) above shall be permitted for services for which the General Partner or its Affiliates receive a separate fee. No reimbursement under clauses (ii) through (iv) above shall be permitted for (a) the salaries of and related salary expenses incurred by any Controlling Person (as defined hereinafter) and (b) any indirect general or administrative overhead expenses, such as rent, travel expenses and other items generally falling under the category of overhead, incurred in performing services for the Partnership which are not directly attributable to such services. "Controlling Person" for purposes of this
Section 5.1D shall mean any Person, regardless of title, who performs executive or senior management functions for the Sponsor or the General Partner similar to those of directors, executive management and senior management, or any Person who either holds a 5% or more equity interest in the Sponsor or the General Partner or has the power to direct or cause the direction of the Sponsor or the General Partner, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any Person having the power to direct or cause the direction of the management level employees and policies of the Sponsor or the General Partner. It is not intended that every Person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person. In no event shall any amount charged to the Partnership as a reimbursable expense pursuant to this Section 5.1D exceed the lesser of (a) the actual cost of such services or (b) in the case of reimbursements under clauses
(ii) through (iv) above, 90% of the amount which the Partnership would be required to pay to independent parties for comparable services. In the Partnership's annual report to Limited Partners, there shall be provided an itemized breakdown of reimbursements made pursuant to this Section 5.1D. The reimbursement for expenses provided for in this Section 5.1D shall be made regardless of whether any distributions are made to the Limited Partners under the provisions of Section 4.1. The provision of any goods, materials or services for which reimbursements are authorized under Section 5.1D(i) shall be set forth in a written contract which precisely describes the goods, materials or services to be provided and all compensation therefor. Such contract shall provide that it may be modified only with the consent of Limited Partners holding a majority of the then outstanding Limited Partnership Interests (except as to immaterial or conforming modifications, which shall require only the consent of the General Partner) and that it shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice.

     E. In the event the General Partner deems the approximately 200-acre site near Sarasota which is owned by an existing joint venture in which the Partnership owns an interest to be suitable for development as a regional shopping mall or other shopping center, development of such Property may be done jointly with Affiliates of JMB. In the event of such a development through a joint venture with Affiliates of JMB, the existing joint venture's interest in the land would be valued at its appraised fair market value, and the Affiliate would make a pro rata cash contribution. All other contributions would be strictly pro rata. Such joint venture development shall not be entered into by the Partnership unless (x) there are no duplicate property management or other fees, and (y) the Partnership and such Affiliate each enjoy a right of first refusal as regards the sale of the equity interest of the other.

SECTION 5.2 Authority or the General Partner

     A. Except to the extent otherwise provided herein, the General Partner, for, and in me name and on behalf of, the Partnership is hereby authorized:

           (i) to acquire, either directly or indirectly through any joint venture, joint participation, partnership (other than any public or privately offered limited partnership) or otherwise, by purchase, lease, exchange or otherwise any real or personal property (including the Properties) which may be necessary, convenient or incidental to the accomplishment of the purposes of the Partnership; provided, however, that real properties shall not be acquired at an aggregate purchase price in excess of their aggregate appraised value as determined by appraisals prepared by competent independent appraisers, and further provided that investments by the Partnership in other partnerships or ventures shall be limited to partnerships or ventures which own and operate (directly or through an interest in another partnership or joint venture) a particular Property in which the Partnership (either alone or with an Affiliate of the General Partner) acquires a controlling interest and which do not involve duplicate property management or other fees;

           (ii) to operate, maintain, finance, improve, own, grant options with respect to, sell, convey, assign, mortgage, exchange or lease and to cause to have constructed any real estate and any personal property necessary, convenient or incidental to the accomplishment of the purposes of the Partnership and to perform construction work or hire contractors to perform construction work in connection with any of the foregoing;

           (iii) to execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the development, management, maintenance and operation of the Properties;

           (iv) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Partnership, and to secure the same by mortgage, pledge or other lien on any Properties or other assets of the Partnership; provided, however, that in connection with the borrowing of money, recourse for the repayment of which is limited solely to property of the Partnership, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor;

           (v) to execute, in furtherance of any or all of the purposes of the Partnership, any deed, lease, mortgage, mortgage note, bill of sale, contract or other instrument purporting to convey, exchange or encumber the real or personal property of the Partnership;

           (vi) to prepay in whole or in part, refinance, recast, increase, modify or extend any mortgages affecting the Properties and in connection therewith to execute any extensions or renewals of mortgages on any of the Properties;

           (vii) to execute an agency agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated pursuant to which said firm would assist the Partnership in the sale of Interests and pursuant to which the Partnership would agree, subject to the final four sentences of Section 5.8, to indemnify and hold harmless said firm or any selected dealer from any liability incurred by it in so acting as agent for the Partnership;

           (viii) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to, or purchase property from, any Affiliate of the General Partner; provided, however, that no such dealing, engaging in business or providing services may involve any direct or indirect payment by the Partnership of any rebate or any reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealings with Affiliates of the General Partner;

           (ix) to execute the Management and Supervisory Agreement with Arvida;

           (x) to, in its sole discretion, make or revoke (and in the case of any partnership or joint venture through which the Partnership holds an interest in property, cause to be made or revoked) the election referred to in Section 754 of the Code;

           (xi) to request such information from any Holder as may be reasonably required (as determined by the General Partner) to comply with any Federal, state or local tax laws;

           (xii) to, in its sole discretion, designate itself or any other General Partner as the Tax Matters Partner within the meaning of Section 6231(a)(7) of the Code;

           (xiii) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, as may be lawfully carried on or performed by a partnership under the laws of each State in which the Partnership is then formed or qualified; and

           (xiv) to obtain consulting services from ML Real Estate Associates II or its Affiliates. In the case of the making or revocation of any election under (x) above or any designation under (xii) above, each of the Partners will, upon request, supply such information and execute such documents as are necessary to effectuate such election or revocation, or such designation. In the case of any request for information under (xi), any Holder to which any such request is sent shall comply with such request.

     B. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner, thereunto duly authorized, as to:

           (i) the identity of any General Partner or Limited Partner hereof;

           (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any other manner germane to the affairs of the Partnership;

           (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

           (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

     C. The General Partner shall maintain in its records for at least five years any appraisal required to be obtained under the provisions of clause (i) of Section 5.2A.


SECTION 5.3  Authority of Partners to Deal with Partnership

     A. Without limitation upon the other powers set forth herein, the General Partner is expressly authorized (and where indicated, directed), in the name of and on behalf of the Partnership, to do the following;

           (i) The General Partner shall commit a percentage of Gross Proceeds of the Offering to Investment in Properties which, at a minimum, is equal to the greater of: (i) 80% of the Gross Proceeds of the Offering reduced by .1625% for each 1% of the aggregate indebtedness of the Partnership; or (ii) 67% of Gross Proceeds of the Offering. For purposes of this calculation, "aggregate indebtedness" is the percentage resulting when such aggregate indebtedness is divided by the aggregate purchase price of all Properties, excluding Front-End Fees. If the Front-End Fees must be reduced for the Partnership to commit the minimum percentage of Gross Proceeds of the Offering to Investment in Properties as set forth above, the General Partner shall cause JMB or its Affiliates to reimburse the Partnership for the amount of any such excess Acquisition Fees and Acquisition and Financing Guaranty Fee received by them.

           (ii) The General Partner may enter into an agency agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated providing for the payment of commissions to JMB Securities Corporation for participating as a selected dealer in the offering of Additional Limited Partnership Interest to the public pursuant to Section 3.3; provided, however, that there shall be no selling commissions paid or received by any Person in connection with the sale of Additional Limited Partnership Interests to (and for the account of) any Assignee Holder who is the General Partner, an Affiliated Person of the General Partner or an officer, director, shareholder, employee or partner thereof.

           (iii) The General Partner may, subject to the conditions of this Agreement, enter into agreements with and pay fees to JMB or other Affiliated Persons of the General Partner in consideration of property management and leasing services respecting commercial and industrial Properties which are necessary to the prudent operation of the Partnership (it being understood and agreed that the provision of such property management and leasing services does not constitute a part of the duties or obligations of the General Partner as a general partner of the Partnership); provided, however, that the General Partner shall not enter into any agreement for property management with an Affiliate on terms less favorable to the Partnership than those customarily charged for similar services in the relevant geographical area and in no event shall fees to an Affiliate of the General Partner for property management and leasing services exceed the following schedule:

                 (a) in the case of industrial or commercial Property other than that described in the following subparagraph (b), the maximum fee from such Property shall be 6% of the gross receipts from the Property being managed where the Affiliate of the General Partner performs leasing, re-leasing and leasing-related services, and the maximum fee shall be 3% of gross receipts from the Property being managed if the Affiliate of the General Partner does not perform leasing, re-leasing and leasing-related services with respect to the Property; and

                 (b) in the case of industrial or commercial Properties which are leased for ten or more years on a net (or a similar) basis, the maximum fee shall be 1% of the gross receipts from the Property being managed, except for a one-time initial leasing fee of 3% of the gross receipts on each lease payable over the first five full years of the original term of the lease.

     Where a property management agreement with an Affiliate has been entered into with respect to a Property, no fees in addition to those payable to such Affiliate under such agreement shall be paid by the Partnership to any Persons in consideration of their performance of property management, bookkeeping services or other property management services with respect to the same Property. Any property management agreements with Affiliates shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice and may be modified only with the consent of the Holders of the majority of that Interests (except as to immaterial or conforming amendments which shall require only the consent of the General Partner).

           (iv) The General Partner may pay or cause to be paid brokerage commissions to JMB Insurance Agency, Inc., or other Affiliated Persons of the General Partner in connection with insurance covering the Properties subject to the conditions that: (a) before any such brokerage services are provided, there will have been received quotations from two independent insurance brokers or carriers or underwriters relating to the proposed coverage, which quotations shall be upon coverage and terms comparable to those proposed to be provided by JMB Insurance Agency, Inc., and such agency shall not provide such insurance brokerage services unless it can obtain such insurance at a cost which is no greater than the lower of the two unaffiliated entities; (b) if at any time JMB Insurance Agency, Inc. ceases to derive at least 75% of its income from its business with entities which are not sponsored by JMB and its Affiliates, JMB Insurance Agency, Inc. shall not earn income from any additional insurance placements on behalf of the Partnership or any Property then owned by it; and (c) any agreement with Affiliates to provide insurance brokerage services to the Partnership shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice.

           (v) The General Partner may, in the event that Gross Proceeds of the Offering are less than $325,000,000, in its discretion, (a) obtain additional financing to pay the costs of owning the Properties; (b) if the additional financing under the immediately preceding clause (a) is insufficient, to enter into a joint venture or joint participation with an Affiliate or Affiliates or the General Partner which would provide for the ownership of such Properties on a pro rata basis; provided, however, that with respect to such investment with an Affiliate, (s) the Partnership and such Affiliate, considered together, have or acquire a controlling interest in any ventures or partnerships which own the Properties, (t) there are no duplicate property management or other fees. (u) the Partnership's investment is on substantially the same terms and conditions as the investment of such Affiliate, (v) the purchase price of the Partnership's investment has been confirmed by independent appraisal as not greater than the appraised value of such investment, (w) such investment shall not result in the breach, abrogation or circumvention of any of the terms, conditions or provisions of this Agreement, (x) the investments are not in publicly or privately offered limited partnerships or other publicly offered real estate investment entities, (y) the compensation to the General Partner, JMB and their Affiliates received attributable to such investment is substantially identical to the compensation received by the general partners and sponsors of such Affiliate and by the Affiliates of such general partners and sponsors attributable to such investment, and (z) the Partnership and such Affiliate must each enjoy a right of first refusal as regards the sale of the equity interest of the other.

           (vi) The General Partner may, notwithstanding any other provision of this Agreement, pay or cause to be paid to an Affiliate allocable reimbursements of overhead expenses with respect to any Partnership Property being developed pursuant to Section 5.1E as a mall or shopping center through a joint venture with one or more Affiliates of JMB, together with development fees in connection therewith in an amount equal to the lesser of 5% of the cost of development or the amount which would be charged by an independent third party rendering comparable services; provided, however, that such joint venture shall obtain a report from an independent appraiser of the appraised value of the mall or shopping center upon completion of the Property; provided, further, that to the extent that the actual costs of development, including the development fees paid to such Affiliate, exceed such appraised value of the project, the development fees will be remitted by such Affiliate to the Partnership to the extent of the excess, if any, of such development costs over such appraised value. Development services provided by such Affiliate shall be embodied in a written contract which describes the terms thereof and the compensation to be paid therefor. Such contract shall be terminable by either party, without penalty, upon sixty (60) days' written notice, and may be modified only with the consent of the Holders of the majority of the Interests (except as to immaterial or conforming amendments which shall only require the consent of the General Partner). Such contract shall be disclosed to all Partners in the reports provided pursuant to Sections 9.4A and 9.4C (stating the compensation paid to such Affiliate). Such Affiliate must be independently engaged in performing development services rendered for the development of shopping malls or shopping centers.

           (vii) The validity of any transaction, agreement or payment involving the Partnership and the General Partner or any Affiliate thereof not otherwise prohibited by the terms of this Agreement shall not be affected by reason of the relationship between the Partnership and the General Partner or such Affiliate. All transactions, agreements or payments involving the Partnership and the General Partner or any Affiliate thereof shall be on terms no less favorable to the Partnership than those available to the Partnership in similar dealings with unaffiliated third parties.

     B. The General Partner shall be subject to the following prohibitions: (i) except to the extent that related commissions inure to the benefit of the Partnership neither the General Partner nor any Affiliate of the General Partner shall be given the exclusive right to sell or exclusive employment to sell any Community Property of the Partnership and no amounts shall be computed under Section 4.1 as 2% of the selling price of a Community Property under Section 4.1(ii) unless the General Partner or Affiliates of the General Partner perform substantial services in connection with the sale of a Community Property; (ii) neither any General Partner nor any Affiliated Person of the General Partner shall receive directly or indirectly a commission or fee in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Property; (iii) neither any General Partner nor any Affiliated Person of the General Partner shall loan money to the Partnership unless (a) the principal amount of such financing shall be scheduled to be paid over a period of less than 48 months, and more than 50% of the principal amount of such financing shall be scheduled to be paid during the first 24 months and
(b) the interest rates and other finance charges and fees shall not be in excess of the lesser of (x) if the loan was made in connection with a particular Property, the amounts that are charged by unrelated banks on comparable loans for the same purpose in the locality of the Property in connection with which the loan was made or (y) the rate per annum equal to 2% plus the reference rate of Continental Illinois National Bank and Trust Company of Chicago, or provide permanent financing to the Partnership on a Property owned by the Partnership or make loans with a prepayment charge or penalty which are evidenced or secured by either a first or junior or all-inclusive note or mortgage except to the extent that such prepayment charge or penalty is attributable to an underlying encumbrance. In the event the Partnership utilizes any all-inclusive note, said note shall provide that (a) the Partnership shall receive credit on its obligation under said note for payments made by the Partnership directly on the underlying encumbrance; (b) that a bank, escrow company or other paying agent shall collect payments (other than amounts not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note or, in the alternative all payments on the all-inclusive note and underlying notes shall be made directly by the Partnership; and (c) the rate of any interest charged by the General Partner or an Affiliated Person on such all-inclusive note will not exceed the rate of interest payable to the holder on the underlying encumbrance.

     C. Any agreements, contracts and arrangements with the General Partner or Affiliated Person of the General Partner permitted by Section 5.3A(iii) and Section 5.3A(vii) (with respect to both such sections to the extent not otherwise specifically authorized in this Agreement) shall be subject to the following conditions:

           (i) any such agreements, contracts or arrangements shall be embodied in a written contract which describes the subject matter thereof and all compensation to be paid therefor;

           (ii) no rebates or "give-ups" may be received by the General Partner or any such Affiliated Person, nor may the General Partner or any such Affiliated Person participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement;

           (iii) neither the General Partner (in any capacity other than a General Partner) nor any such Affiliated Person may act as paying or purchasing agent for the Partnership and no funds of the Partnership may be paid to the General Partner or any such Affiliated Person by way of reimbursement for Partnership expenses other than Organization and Offering Expenses or expenses as permitted by Section 5.1D and the amount of compensation paid to the General Partner or any such Affiliated Person may not exceed 90% of the amount which the Partnership would be required to pay to independent parties;

           (iv) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Partners in the reports provided in Sections 9.4A and 9.4C (stating the compensation to be paid by the Partnership);

           (v) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice and may be modified only with the Consent of the Holders of a majority of the Interests (except as to immaterial or conforming amendments which shall only require the consent of the General Partner); and

           (vi) the General Partner or the Affiliated Person performing the services for the Partnership previously shall have been independently engaged in performing services of the type to be performed for the Partnership for a period of at least two years.

SECTION 5.4  Restrictions on Authority of General Partner

     A. Without the Consent of all the Limited Partners, the General Partner shall not have the authority to.

           (i)   do any act in contravention of this Agreement;

           (ii) do any act which would make it impossible to carry on the ordinary business of the Partnership;

           (iii) confess a judgment against the Partnership;

           (iv) possess Partnership Property, or assign its rights in specific Partnership Property, for other than a Partnership purpose;

           (v) admit a Person as a General Partner, except as provided in this Agreement;

           (vi) admit a Person as a Limited Partner, except as provided in this Agreement;

           (vii) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; or

           (viii) invest in junior trust deeds or similar obligations, except that the Partnership may advance a portion of the purchase price of a Property to the seller in the form of a loan, and except that junior trust deeds or similar obligations may be taken back from purchasers of Properties in connection with the sale thereof by the Partnership.

     B. Except as provided in Section 5.5J and subject to Section 10.3, without the Consent of a majority in interest of the Limited Partners, the General Partner shall not have the authority to:

           (i) sell or otherwise dispose of all or substantially all of the Partnership's real property developments and investments in real property (except for the sale or other disposition of real property developments or investments in real property (or portions thereof) in the ordinary course of business as contemplated by the Prospectus, including the sale or other disposition of the final real property development or investment in real property remaining as a result of such sales or dispositions); or

           (ii)  elect to dissolve the Partnership.

     C. The General Partner on behalf of the Partnership shall not purchase, lease or acquire any Property from any General Partner or any Affiliated Person of any General Partner or from any Person in which any General Partner or any Affiliated Person of any General Partner has a material interest. Notwithstanding the foregoing, the General Partner or an Affiliate may purchase Property in its own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such Property or the borrowing of money or obtaining of financing for the Partnership, or completion of construction of the Property, provided that such Property is purchased by the Partnership for an investment no greater than the cost of such Property to the General Partner (or such Affiliate), that there is no amendment to the stated interest rate of any note secured by such Property between the time it is acquired by the General Partner (or such Affiliate) and the time it is acquired by the Partnership and that no other benefit directly or indirectly arising out of such transaction (other than those incidental to the ownership of the property during the time it was held by the General Partner or such Affiliate) is received by any General Partner or Affiliated Person thereof apart from compensation otherwise permitted by this Agreement. Except as otherwise provided herein, the Partnership shall not sell Property to any

General Partner or any Affiliated Person of a General Partner. The General Partner or its affiliates may lease office space in Properties; provided, however, that any such lease (a) shall be for rentals and on terms not less favorable to the Partnership than those available to the Partnership from unaffiliated tenants, (b) shall be terminable in 60 days' prior written notice by the Partnership without penalty and (c) shall provide that any rentals from subleases relating thereto which are in excess of the rentals from such lease shall be paid to the Partnership and, provided further, that no more than 3% of the office space of the Properties shall be leased to JMB or its Affiliates (other than the Partnership and Arvida). The Partnership shall not make any loans to any General Partner or any Affiliate of the General Partner nor to any other Person except as provided in Section 5.4A(viii). The foregoing provision shall not, however, prohibit
(i) transfers incident to the formation of joint ventures with Affiliates of the General Partner permitted by Sections 5.IE and 5.3A(v), (ii) the making of loans or advances by the Partnership to a joint venture partnership which owns a particular Property as provided for in Section 5.2A(i) or (iii) advancing a portion of the purchase price of a Property to a seller which is not an Affiliated Person of the General Partner in the form of a loan.

     D. The General Partner shall not on behalf of the Partnership acquire any Property (other than cash) in exchange for Interests in the Partnership.

     E. The General Partner, in its capacity as such, or in its capacity as a general partner in any partnership or joint venture which may hold title to any Property under Section 5.3A(v), shall not do or cause the Partnership to do, any act which would not be permitted under this Agreement to be done by it as the General Partner if title to such Property were held directly by the Partnership, and shall, in general, act, and cause the Partnership to act, in such capacity in the same manner as if title to such Property were held directly by the Partnership.

SECTION 5.5  Duties and Obligations of the General Partner

     A. The General Partner shall take all action which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged) and (ii) for the acquisition, development, maintenance, preservation and operation of the Properties as contemplated by the Prospectus in accordance with the provisions of this Agreement and applicable laws and regulations (it being understood and agreed, however, that the performance of day-to-day development and property management services for specific Properties is not the obligation of the General Partner of the Partnership).

     B. The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the officers nor the directors of the General Partner shall be expected to devote their full time to the performance of such duties.

     C. The General Partner shall at all times use its best efforts to maintain its net worth at a sufficient level to meet all requirements of the Code, under currently applicable rulings, regulations and policies of the Internal Revenue Service and as hereafter interpreted by the Internal Revenue Service, any agency of the Federal government or the courts, to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation, and shall, irrespective of such requirements, maintain its net worth at an amount at least equal to the lesser of 10% of the aggregate capital contributions to the Partnership or $25,000,000. The General Partner shall use its best efforts to cause JMB Holdings Corporation to comply in all respects with the terms of its obligation which shall be comparable to the General Partner's obligation and which shall be set forth in a written commitment of JMB Holdings Corporation to be received by the Partnership prior to the issuance of Additional Limited Partnership Interests under Section 3.3A.

     D. The General Partner shall take such action as may be necessary or appropriate in order to form or qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such formation or qualification is necessary in order to protect the limited liability of the Limited Partners or in order to continue in effect such formation or qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is formed or qualified, such certificates (including limited partnership and assumed name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or are required to reflect the identity of the Partners and the amounts of the Capital Investments with respect to the Interests.

     E. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local information or tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership unless the General Partner determines in its sole discretion to contest the payment of such taxes.

     F. The General Partner shall obtain and keep in force during the term hereof fire and extended coverage, workmen's compensation and public liability insurance in favor of the Partnership with, such insurers and in such amounts as the General Partner shall deem advisable, but in amounts not less (and with deductible amounts not greater) than those customarily maintained with respect to properties comparable to the Properties.

     G. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping and use of all Partnership funds and assets for the exclusive benefit of the Partnership, whether or not in its immediate possession or control.

     H. In the case of any vote, Consent or other action by the Limited Partners pursuant to the terms of this Agreement which shall become binding upon the General Partner, the General Partner, in acting on behalf of the Partnership in the Partnership's capacity as a partner in any partnership or joint venture which may hold title to any Property, shall, to the extent permitted by the partnership agreement relating to such partnership or joint venture, take corresponding or identical action or cause an Affiliate of the General Partner in its capacity as a general partner of such partnership or joint venture to take such action pursuant to the terms of the partnership agreement relating to such partnership or joint venture and, in general, shall not act on behalf of the Partnership in such capacity in a manner inconsistent with any such vote, Consent or other action pursuant to this Agreement.

     I. The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

     J. (i) The General Partner shall elect to pursue one of the following courses of action: (a) to cause the Interests of the Holders to be listed and quoted on a United States national exchange or to be reported by the National Association of Securities Dealers Automated Quotation System (which may be done at any time on or prior to the date ten years from the Offering Termination Date); (b) to purchase, or to cause JMB or its Affiliates to purchase, on the date ten years from the Offering Termination Date all of the Interests of the Holders at their then appraised fair market value in accordance with the procedure set forth in subparagraph (ii) below; or (c) to commence a liquidation phase on the date ten years from the Offering Termination Date which liquidation shall be completed within fifteen years after the Offering Termination Date; provided, however, that if the General Partner elects to pursue the course of action set forth in clause (a) above, the General Partner shall have the authority to cause the Interests of the Holders to be delisted or otherwise not so listed and quoted if the General Partner determines that such listing or quoting may result in adverse tax consequences to the Partnership or any Holder.

           (ii) In the event that the General Partner elects to purchase, or to cause JMB or its Affiliates to purchase all of the Interests of the Holders on the date ten years from the Offering Termination Date, an independent appraiser shall be selected by ML Real Estate Associates II and proposed by the General Partner for approval by the Limited Partners. Such appraiser shall be deemed approved by the Limited Partners unless objected to in writing by the Holders of a majority or the then outstanding Limited Partnership Interests within 45 days after Notification thereof is sent by the General Partner. The appraisal shall be requested by the General Partner sufficiently in advance to be received by the date ten years from the Offering Termination Date. The appraisal shall value the interests as limited partnership interests in the Partnership with all of the rights and obligations pertinent thereto. The cost of obtaining the appraisal shall be borne equally by the Partnership and the purchaser of the Interests. The General Partner shall then submit the appraisal of the value of the Interests to an independent nationally-recognized investment banking firm or real estate advisory company, which shall be retained by the General Partner specifically with respect to the determination of such value. The purchase of the Interests shall not be consummated unless the General Partner has obtained from such investment banking firm or real estate advisory company a letter of opinion, addressed to the Partnership, concluding that the appraised fair market value and the terms of the purchase are fair to the Holders of Interests. The General Partner shall have 120 days from receipt of a favorable letter of opinion to purchase, or to cause JMB or its Affiliates to purchase, the Interests from the Holders at their appraised fair market value.

           (iii) In the event the General Partner elects to commence a liquidation phase of the Partnership on the date ten years from the Offering Termination Date as provided in subparagraph (i) above, JMB and its Affiliates will be permitted to purchase at appraised fair market value any of the interests held by the Partnership in Properties in which JMB or any of its Affiliates (other than the Partnership) has an interest. The purchase price for the interest of the Partnership shall be determined by independent appraisal in the same manner as set forth in subparagraph (ii) above; provided, however, that the General Partner may not permit the sale of such interest of the Partnership to JMB or any Affiliate unless and until the Partnership has received a letter of opinion from an independent nationally recognized investment banking firm or real estate advisory company, addressed to the Partnership, to the effect that the appraised sales price and the other terms of the purchase are fair to the Partnership.

     K. In the event Arvida uses any goods, services or facilities of the Partnership in connection with any developments or activities in which the Partnership does not own an interest, then the General Partner shall require Arvida to reimburse the Partnership for its allocable cost of such services or assets to the extent the Partnership does not own an interest in such development or activity.

SECTION 5.6  Compensation of General Partner

     The General Partner shall not in its capacity as General Partner receive any salary, fees, profits or distributions except profits, distributions, fees and allocations to which it may be entitled under Articles Four, Five, Eight and Eleven, it being understood, however that the Partnership is obligated to pay JMB or its Affiliates an Acquisition and Financing Guaranty Fee equal to $20,000,000 (subject to reduction as provided below) for services of JMB and such Affiliates in negotiating and arranging, and guaranteeing repayment of certain indebtedness and certain other obligations incurred in connection with, the acquisition of the assets by the Partnership under the Acquisition Agreement. The obligation to pay such fee in the event at least the minimum offering amount under
Section 3.3A is obtained will be required to be satisfied as follows: on or about each Admission Date, the Partnership shall pay to JMB or its Affiliates a portion of the maximum amount of such Acquisition and Financing Guaranty Fee based upon the ratio that the number of Additional Limited Partnership Interests being issued under Section 3.3A on such Admission Date bears to 325,000; to the extent that less than an aggregate of 325,000 Additional Limited Partnership Interests are issued under
Section 3.3A for all Admission Dates, the corresponding proportion of the Acquisition and Financing Guaranty Fee will not be paid by the Partnership.

In no event shall the total of the Acquisition and Financing Guaranty Fee paid to JMB or its Affiliates plus any Acquisition Fees paid to all parties exceed the lesser of (a) the compensation customarily charged in arm's-length transactions by others rendering similar services as an ongoing public activity in the same geographical location and for comparable property or
(b) an amount equal to 18% of the Capital Investments in the Partnership.

SECTION 5.7  Other Business of Partners

     Any Partner may engage independently or with others in business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliate of the General Partner or any officer, director, employee, shareholder or partner of the General Partner or any such Affiliate from dealing, or otherwise engaging in business with. Persons transacting business with the Partnership or from providing services relating to the purchase, sale, management, development or operation of real property and receiving compensation therefor, not involving any rebate or reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealing with Affiliates of the General Partner. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper. Except as provided in the Management and Supervisory Agreement referred to in Section 5.2A(ix), neither the General Partner nor any Affiliate of any General Partner shall be obligated to present any particular investment opportunity to the Partnership. The General Partner and Limited Partners agree that the Partners have no right to expect that the Partnership's Properties will consist of anything other than the assets acquired in connection with the Acquisition Agreement and the interest of the Partnership in future communities as described in and subject to the terms and limitations set forth in the Management and Supervisory Agreement.

SECTION 5.8  Limitation on Liability of General Partner; Indemnification

     Neither the General Partner nor any affiliate (for purposes of this Section 5.8 hereof "affiliate" shall mean any person performing services on behalf of the Partnership who (1) directly controls, is controlled by, or is under common control with, the General Partner or the Associate Limited Partners; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner or the Associate Limited Partners; or (3) is an officer, director, partner or trustee of the General Partner or the Associate Limited Partners; or (4) if the General Partner is an officer, director, partner or trustee, any company for which the General Partner acts in any such capacity) thereof engaged in the performance of services on behalf of the Partnership (the "Indemnified Parties") shall be liable, responsible or accountable in damages or otherwise to any Holder for any act or omission performed or omitted by such Indemnified Party pursuant to the authority granted to such Indemnified Party by this Agreement or by law if the General Partner or its affiliates have determined, in good-faith, that the act or omission which caused the loss or liability was in the best interests of the Partnership and such liability was not the result of misconduct or negligence. The Partnership shall indemnify and hold harmless each Indemnified Party from and against any loss or liability suffered or sustained by him by reason of any acts, omissions or alleged acts or omissions arising out of his activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any pending or threatened action, proceeding or claim and including any payments made by the General Partner to any of its officers or directors who are affiliates pursuant to an indemnification agreement no broader than this Section 5.8; provided that the General Partner or its affiliates have determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Partnership and such loss or liability was not the result of misconduct or negligence by such Indemnified Party. The satisfaction of any indemnification and any saving harmless shall be from and limited to Partnership assets, and no Limited Partner shall have any personal liability on account thereof. Notwithstanding the foregoing, the Indemnified Parties and any person acting as a broker- dealer shall not be indemnified for any loss or damage incurred by them in connection with any claim involving allegations that Federal or state securities laws were violated, unless: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations and a court approves indemnification of litigation costs; (2) such claim has been dismissed, with prejudice on the merits, by a court of competent jurisdiction and a court approves indemnification of litigation costs; or
(3) such claim has been settled, and a court of competent jurisdiction approves indemnification of litigation costs (specifically, the settlement of any claim against the Indemnified Parties and finds that indemnification of the settlement and related costs should be made). Additionally, such a court shall have been advised by the party seeking indemnification as to the current position of the Securities and Exchange Commission, the California Commissioner of Corporations, the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts, the Tennessee Securities Division, the Texas State Securities Board and the securities commissioners of the states which subscribe to the provisions of the North American Securities Administrators Association, Inc. Statement of Policy Regarding Real Estate Programs effective on January 1, 1987 regarding indemnification for violations of securities laws. Notwithstanding the foregoing, the Indemnified Parties shall not be indemnified for any liability, loss, expense or damage incurred by them in connection with any judgment entered arising from or out of a violation of Federal or state securities laws which were violated by any Indemnified Party in connection with the offer or sale of the Interests. In addition, the Partnership may not incur the cost of that portion of liability insurance which insures the Indemnified Parties for any liability as to which the Indemnified Parties are prohibited from being indemnified as described above.


                              ARTICLE SIX

        ADMISSION OF SUCCESSOR AND ADDITIONAL GENERAL PARTNERS

SECTION 6.1  Admission of Successor and Additional General Partners

     A. With the Consent of the General Partner and of such number of the Limited Partners as are then required under the Revised Uniform Limited Partnership Act of the State of Delaware, and under the applicable laws of such other jurisdictions in which the Partnership is formed or qualified, to Consent to or ratify the admission of a General Partner, but in no event with the Consent of less than a majority of all the outstanding Limited Partnership Interests, the General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Interest as such General Partner and such successor or additional General Partners may agree upon, provided that the Interests of the Limited Partners shall not be adversely affected thereby. Each such designee shall become a successor or additional General Partner upon satisfying the conditions of Section 11.2.

     B. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 6.1A, the General Partner shall not have any right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign its Interest, except that (i) it may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of its assets or stock and continued its business or (ii) it may cause to be admitted to the Partnership an additional General Partner or Partners to enable the aggregate net worth of the General Partners to comply with the provisions of Section 5.5C. Each such successor or additional General Partner shall be admitted as such to the Partnership upon satisfying the conditions of Section 11.2. Each Limited Partner hereby Consents to the admission of any additional or successor General Partner pursuant to this
Section 6.1B, and no further Consent or approval shall be required.

     C. Any voluntary withdrawal by the General Partner from the Partnership or any sale, transfer or assignment by such General Partner of its Interest shall be effective only upon the admission in accordance with
Section 6.1A or Section 6.1B, whichever is applicable, of a successor or additional General Partner, as the case may be.

SECTION 6.2  Bankruptcy, Death, Dissolution or Incompetence of the General
Partner

     A. In the event or the bankruptcy or the General Partner or the death or dissolution of the General Partner or the adjudication that the General Partner is incompetent (which term shall include, but not be limited to, insanity), the business of the Partnership shall be continued with the Partnership Properties if such General Partner is not then the sole General Partner.

     B. Upon the bankruptcy, death, dissolution or adjudication of incompetence of the General Partner, such General Partner shall immediately cease to be the General Partner and its Interest in the Partnership shall terminate, provided, however, that such termination shall not affect any rights or liabilities of such General Partner which matured prior to such event, or the value, if any, at the time of such event of the Interest of such General Partner.

     C. If, at the time of the bankruptcy, death, dissolution, or adjudication of incompetence of the General Partner, such General Partner was not the sole General Partner, the remaining General Partner or General Partners shall continue the business of the Partnership and shall immediately (i) give Notification to the Limited Partners of such event and
(ii) make such amendments to this Agreement and execute and file for recordation such amendments or other documents or instruments as are necessary to reflect the termination of the Interest of the bankrupt, deceased, dissolved or incompetent General Partner and such General Partner's having ceased to be a General Partner.

SECTION 6.3  Liability of a Withdrawn General Partner

     Any General Partner who shall voluntarily or involuntarily for any reason (including bankruptcy, death, dissolution or adjudication of incompetence) withdraw from the Partnership or sell, transfer or assign its Interest shall be and remain liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal, sale, transfer or assignment shall, as provided in Sections 6.1 or 6.2, have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such withdrawal, sale, transfer or assignment shall have become effective.

SECTION 6.4  Restrictions on Transfer of General Partner's Interest

     A. Notwithstanding anything to the contrary in this Article Six, a General Partner's Interest shall at all times be subject to the restrictions on transfer set forth in Sections 7.1A and 7.1B.

     B.    Notwithstanding the provisions of Sections 6.1 (other than
Section 6.1B) and 6.5, unless at the time of the operation of Section 6.1A or 6.5 (i) counsel satisfactory to the Limited Partners (as defined in Section 10.3) shall have delivered to the Partnership an opinion to the effect that, after giving effect to any assignment or transfer of all or any part of the Interest of a General Partner, the General Partner shall have a net worth at a sufficient level to meet all then-existing requirements of the Code to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation and (ii) either (a) counsel satisfactory to the Limited Partners (as defined in Section 10.3) shall have delivered to the Partnership an opinion to the effect that the giving of the Consent of the Limited Partners pursuant to Section 6.1A by express Consent of Limited Partners holding a majority of the then outstanding Limited Partnership Interests, may be effected without adversely affecting the status of the Limited Partners as limited partners of the Partnership or (b) a State court having original jurisdiction in the premises has entered a judgment which has become final to the foregoing effect as to the Revised Uniform Limited Partnership Act of the State of Delaware and an opinion of counsel as provided in 6.4B (i) has been obtained as to the laws of such jurisdictions, other than the State of Delaware, in which the Partnership is formed, re-formed, reorganized, or otherwise qualified, the Consent of the Limited Partners pursuant to Section 6.1A may then be given only by the express Consent at that time of such required number of Limited Partners as shall be set forth in said opinions or judgment.

     C. No assignee or transferee of all or any part of the Interest of a General Partner shall have any right to become a General Partner except as provided in this Article Six.

     D. Any transfer of the stock of the General Partner which causes it not to be an Affiliate of JMB shall be deemed for purposes of this
Section 6.4 as a transfer of the Interest of the General Partner.

SECTION 6.5 Consent of Limited Partners to Admission of Successor or Additional General Partner

     Subject to the provisions of Sections 6.1 and 6.4, each of the Limited Partners by the execution of this Agreement hereby Consents to the admission of any Person as a successor or additional General Partner to which there has at the time been express Consent of a majority in interest of the Limited Partners pursuant to Section 6.1. Upon receipt pursuant to
Section 6.1 of the Consent of Limited Partners holding a majority of the then outstanding Limited Partnership Interests to such admission, subject to the provisions of Section 6.4, such admission shall, without any further Consent or approval of the Limited Partners, be an act of all the Limited Partners.

SECTION 6.6 Valuation of Interests of the General Partner and the Associate Limited Partners

     A.    In the event of the removal of the General Partner under
Section 10.2, or the bankruptcy, death, dissolution or adjudication of incompetence of the General Partner under Section 6.2, and the continuation of the Partnership pursuant to Sections 6.2C or 10.2, its Interest and the Interests of the Associate Limited Partners (including the value of all of the interests of the General Partner and the Associate Limited Partners in Cash Flow, Profits and Losses) as the General Partner and the Associate Limited Partners, as applicable, in the Partnership shall be purchased by the Partnership from the General Partner and the Associate Limited Partners, as applicable, for purchase prices equal to the fair market values of such Interests. Such values shall first be determined by agreement between the General Partner and the Partnership (acting only after approval by the Holders of a majority of the then outstanding Limited Partnership Interests). The General Partner and the Partnership shall initially agree on such fair market values and submit them to the Limited Partnership. The Partnership's agreement on the fair market values of the Interests of the General Partner and the Associate Limited Partners shall become effective only after the affirmative vote of the Holders of a majority of the then outstanding Limited Partnership Interests. If the General Partner and the Partnership cannot agree upon the fair market values of such Interests within 60 days after the occurrence of the event upon which such Interests are to be purchased by the Partnership, the fair market values thereof shall be determined by appraisals by two independent appraisers, one selected by the Person who ceases to be the General Partner under Section 6.2 or 10.2 and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the Interest of the Person who ceases to be General Partner under Section 6.2 or 10.2 or to any Associate Limited Partner, they shall jointly appoint a third independent appraiser whose determination shall be final and binding as to the value of such Interest. The cost of obtaining such appraisals shall be borne equally by the Person ceasing to be General Partner and the Partnership. The Partnership shall pay the Person ceasing to be the General Partner and the Associate Limited Partners for the value of their Interests as so determined by delivery of promissory notes payable to the General Partner or its order and to each of the Associate Limited Partners or to the order to each of them in face amounts equal to such respective fair market values (either as agreed or as determined by appraisal) containing acceleration and other similar provisions as would be usual and customary in a commercial promissory note. The promissory note payable to the Person who ceases to be a General Partner because of removal under
Section 10.2 or an involuntary bankruptcy or involuntary dissolution (and the promissory notes payable to the Associate Limited Partners in connection therewith) shall bear simple interest at a rate per annum equal to the lesser of the reference rate from time to time announced by Continental Illinois National Bank and Trust Company of Chicago plus two percent per annum, or ten percent per annum with all principal and accrued interest subject to mandatory payment from time to time from all Cash Flow realized by the Partnership; provided, however, that the principal amount of such promissory notes, together with accrued interest, shall be payable in equal annual installments over a period of not less than five years.
The promissory note payable to the Person who ceases to be a General Partner by a voluntary bankruptcy or voluntary dissolution (and the promissory notes payable to the Associate Limited Partners in connection therewith) shall not bear interest and shall only be payable out of distributions which otherwise would have been payable to such Person from Cash Flow Payment in full of all principal (and interest, if applicable) on the promissory notes received by the General Partner and the Associate Limited Partners pursuant to this Section 6.6 shall constitute complete and full discharge for all amounts owing to the General Partner and the Associate Limited Partners on account of their respective Interests in the Partnership. For purposes of this Section 6.6, the independent appraiser selected by the Limited Partners shall be selected by ML Real Estate Associates II (excluding for this purpose its assigns) and proposed by the General Partner for selection of the Limited Partners. Such appraiser shall be deemed selected by the Limited Partners unless objected to in writing by the Holders of a majority of the then outstanding Limited Partnership Interests within 45 days after Notification thereof is sent by the General Partner.

     B. In the event that a replacement General Partner is elected by the Limited Partners under Section 10.2, such replacement or successor General Partner (the "Acquiring Partner") shall purchase from the Partnership, within 60 days of the date on which it becomes a General Partner, the Interests in the Partnership which the Partnership purchased from the Person ceasing to be a General Partner as provided in Section 6.6A above and from the Associate Limited Partners. For such Interests, the Acquiring Partner shall pay the amounts determined pursuant to Section 6.6A to be the fair market values of such Interests. Payment for the Interests shall be made by promissory notes bearing simple interest at a rate per annum equal to the lesser of the reference rate from time to time announced by Continental Illinois National Bank and Trust Company of Chicago plus 2% per annum or 10% interest per annum on the unpaid principal amount of such promissory notes and shall be secured, on a pro rata basis according to the face amount of each promissory note, by assignment by the Acquiring Partner to the Partnership of all its future distributions of Cash Flow from the Partnership to the Acquiring Partner.


                             ARTICLE SEVEN

                TRANSFERABILITY OF PARTNERS' INTERESTS

SECTION 7.1  Restrictions on Transfers of Interests

     A. No transfer or assignment with respect to any Limited Partnership Interest or any Additional Limited Partnership Interest, or any fraction thereof, shall be effective if such transfer or assignment would, in the opinion of counsel for the Partnership, result in the termination of the Partnership or the treatment of the Partnership as an association taxable as a corporation, for purposes of the then applicable provisions of the Code.

     B.    No transfer or assignment with respect to any Limited
Partnership Interest, or any fraction thereof, shall be effective if counsel for the Partnership shall be of the opinion that such transfer or assignment would be in violation of any state securities or "Blue Sky" laws (including any investment suitability standards) applicable to the Partnership.

     C. No purported transfer or assignment with respect to a Limited Partnership Interest, or any fraction thereof, after which the transferor or the transferee would hold an Interest representing a Capital Investment of less than $5,000 will be permitted or recognized or be valid for any purpose (except for transfers by gift, inheritance or family dissolution, transfers to Affiliates or intra-family transfers). Prior to the first date on which an Additional Limited Partnership Interest is issued to an Assignee Holder (other than ML Real Estate Associates II), no purported transfer or assignment with respect to any Interest, or any fraction thereof, shall be permitted or recognized or be valid for any purpose.

     D. No transfer or assignment with respect to any Limited Partnership Interest or any Additional Limited Partnership Interest, or any fraction thereof, shall be effective if as a result of such transfer or assignment such Limited Partnership Interest or Additional Limited Partnership Interest (or fraction thereof) would be held by any person that is a non-resident alien individual or foreign corporation or other entity or that may be subject to tax under Section 511 of the Code, or by any "tax-exempt entity" (within the meaning of Section 168(h)(2) of the Code for purposes of Section 168(h)(6)(A) of the Code), except that the foregoing restriction shall not apply to any transfer or assignment permitted in the sole discretion of the General Partner.

SECTION 7.2 Assignees and Substituted Limited Partners

     A. If a Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent (including by reason of insanity), his committee, guardian or conservator, or, if he becomes bankrupt, the receiver or trustee of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the decedent or incompetent or bankrupt Person possessed to assign all or any part of his Interest and to join with the assignee thereof in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     B. The Partnership shall recognize as the Assignee Holder of Additional Limited Partnership Interests each Person to whom the Initial Limited Partner assigns Additional Limited Partnership Interests which are purchased in the public offering pursuant to Section 3.3 (including pursuant to Section 3.3G as of such dates from time to time during the offering period as the General Partner shall determine (which in no event shall be later than the date on which the funds of such Assignee Holder are released from the escrow deposit account) provided that (a) the Partnership has received the capital set forth on Schedule A with respect to the Additional Limited Partnership Interests of such Assignee Holder and (b) the Initial Limited Partner has executed an instrument of assignment, in form and substance satisfactory to the General Partner, setting forth the name and address of such Assignee Holder to whom such Additional Limited Partnership Interests are being assigned.

     C. Except as provided in Section 7.2B above, the Partnership shall not recognize for any purpose any assignment with respect to all or any fraction of a Limited Partnership Interest unless there shall have been filed with the Partnership a duly executed and acknowledged counterpart of the instrument making such assignment and such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement and represents that such assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Such instrument shall be accompanied by a transfer fee not in excess of $100 that shall be paid to the Partnership or an Affiliate of the General Partner to cover all actual, necessary and reasonable expenses, fees and filing costs in connection with such transfer. Any assignee of a Limited Partnership Interest shall, for the purposes of Section 4.3C, be recognized as a Holder of Interests as of the first day of the fiscal quarter next succeeding the fiscal quarter in which the General Partner actually receives the instrument of assignment that complies with the requirements of this Section 7.2C; provided, however, that except as provided in Section 7.2B above, no assignee of a Limited Partnership Interest shall be recognized as a Holder of Interests prior to the first fiscal quarter following the fiscal quarter during which the final issuance of Additional Limited Partnership Interests pursuant to Section 3.3 occurs.

     D. Any Person who is an Assignee Holder of all or any fraction of a Limited Partnership Interest may become a Substituted Limited Partner only when such Person shall have satisfied the conditions of Section 7.2C and Section 11.2. The General Partner agrees to inform such Assignee Holder, within 60 days of receipt by the Partnership of the items set forth in Sections 7.2C and 11.2A herein, if he has been rejected as a Substituted Limited Partner. Assignee Holders (and any assignees with respect to any Limited Partnership Interests of such Assignee Holders) who effect such a transfer and become Substituted Limited Partners will not be permitted subsequently to reassign their Limited Partnership Interests to the Initial Limited Partner and once more become Assignee Holders. The right of an assignee to become a Substituted Limited Partner shall be subject to the written Consent of the General Partner, which Consent may be granted or denied in the sole and absolute discretion of the General Partner and prior to the giving of such Consent, such substitution shall not be effective. The written Consent or a notice of denial of Consent shall be given to the assignee not later than the last day of the calendar month following the month the General Partner actually receives the executed Signature Page and Power of Attorney and such other document or documents as may reasonably be requested by the General Partner and payment of an amount (not in excess of $100) required to cover all actual, necessary and reasonable expenses, fees and filing costs in connection with such substitution. The voting rights of a Substituted Limited Partner who transfers his entire economic interest in any Additional Limited Partnership Interests will terminate with respect to such Additional Limited Partnership Interests upon such transfer.

SECTION 7.3  Indemnification and Terms of Admission

     A. Each Holder of Interests shall indemnify and hold harmless the Partnership, the General Partner and every Holder who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Holder in connection with any assignment, transfer, other disposition or encumbrance of all or any part of any Interest in the Partnership, or the admission of an Assignee Holder as a Substituted Limited Partner to the Partnership, against expenses for which the Partnership or such other Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or him in connection with such action, suit or proceeding.

     B. Any Person who acquires an Interest as an Assignee Holder (whether or not such Person becomes a Substituted Limited Partner) or who is admitted to the Partnership as a Substituted Limited Partner or as a successor or additional General Partner shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.


                             ARTICLE EIGHT

            DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

SECTION 8.1  Events Causing Dissolution

     The Partnership shall terminate upon the happening of any of the following events:

           (i) the bankruptcy, death, dissolution, adjudication of incompetence or withdrawal of a sole General Partner;

           (ii) the reduction to cash or cash equivalents of all the assets of the Partnership;

           (iii) the election by the General Partner pursuant to Section 5.5J), Section 5.4B, or the vote by the Limited Partners pursuant to
Section 10.2(ii), to dissolve the Partnership; or

           (iv) the happening of any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's certificate of limited partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided in Section 8.3. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

     In the event of the bankruptcy, dissolution or withdrawal of a General Partner which is not then the sole General Partner at any time during the life of the Partnership, the remaining General Partner or General Partners shall promptly give the Limited Partners notice of the occurrence of any event constituting such bankruptcy, dissolution or withdrawal. The General Partner shall give the Limited Partners sixty (60) days' notice of its intent to withdraw voluntarily as a General Partner of the Partnership. The General Partner hereby agrees not to withdraw as a General Partner of the Partnership unless, prior to such withdrawal, written notice has been given to the Limited Partners as provided in the preceding sentence, and the Limited Partners have (or have not) elected to exercise their right pursuant to Section 10.2 (and subject to the conditions set forth in Section 10.3) to elect a new General Partner. Notwithstanding anything to the contrary in this Agreement, if any event specified in clauses (i) through (iii) of Section 8.1 occurs prior to the first date on which an

Additional Limited Partnership Interest is issued to an Assignee Holder (other than ML Real Estate Associates II), no Partner or Partners shall have any right to cause the Partnership to be continued, and if any event specified in clause (iv) of Section 8.1 occurs prior to such date, no Partner or Partners shall have any right to cause the Partnership to be continued unless all Partners (including ML Real Estate Associates II and Arvida/JMB Partners, which shall Consent to this purpose only with the affirmative approval of ML Real Estate Associates II as a partner therein) Consent to continue the Partnership.

SECTION 8.2  Capital Contribution upon Dissolution

     Subject to Section 5.8, each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his capital contribution thereto and share of Profits or Losses thereof, and, except as provided in Section 4.1, shall have no recourse therefor (upon dissolution or otherwise) against any General Partner or any Limited Partner; provided, however, that upon dissolution and termination of the Partnership, the General Partner shall contribute to the Partnership an amount equal to the amount which is determined to be the smaller of (i) the deficit balance in its Capital Account or (ii) the excess of 1.01% of the Capital Investments with respect to Limited Partnership Interests held by Holders over the aggregate capital contributions made by the General Partner as provided in Schedule A and otherwise under this Agreement. If Arvida/JMB Associates shall in writing assume or otherwise agree to be personally liable on Partnership indebtedness owed to a third party, during the period that such assumption or other personal liability exists, Arvida/JMB Associates shall be obligated to contribute to the Partnership an amount equal to the amount of such indebtedness which it has assumed or on which it has otherwise agreed to be personally liable if needed to satisfy such Partnership indebtedness.

     No Limited Partner shall have any right to demand or receive property, other than cash, upon dissolution and termination of the Partnership.

SECTION 8.3  Liquidation

     A. Upon dissolution of the Partnership, the General Partner shall dispose of the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Partnership's certificate of limited partnership.

     B. Notwithstanding the foregoing, in the event the General Partner shall determine that an immediate sale of part or all of the Partnership assets would cause undue loss to the Partners, the General Partner, in order to avoid such loss, may (after having given Notification to all the Limited Partners), subject to Section 8.3C and to the extent not then prohibited by the Limited Partnership Act of any jurisdiction in which the Partnership is then formed or qualified and applicable in the circumstances, defer disposition of and withhold from distribution for a reasonable time any assets of the Partnership except those necessary to satisfy the Partnership's debts and obligations.

     C. Notwithstanding anything to the contrary in Articles Four and Six, upon Liquidation of the Partnership the proceeds of such Liquidation shall be distributed in the ratios of the positive Capital Account balances of the Partners, and upon Liquidation of any Partner's Interest in the Partnership the proceeds of such Liquidation shall be distributed in accordance with the positive Capital Account balance of such Partner, in each case as determined after taking into account all Capital Account adjustments for the Partnership taxable year during which such Liquidation occurs (other than those adjustments made pursuant to this sentence), by the end of such taxable year (or. if later. within 90 days after the date of such Liquidation), except that in the case of a Liquidation of the Partnership the proceeds of such Liquidation shall not be required to be distributed by the end of such taxable year (or, if later, within 90 days after the date of such Liquidation) to the extent such proceeds constitute
(i) reserves reasonably required to provide for liabilities (contingent or otherwise) of the Partnership or (ii) installment obligations owed to the Partnership, so long as such withheld amounts are distributed as soon as practicable and in the ratios of the Partners' positive Capital Account balances.

                             ARTICLE NINE

             BOOKS AND RECORDS. ACCOUNTING REPORTS, ETC.

SECTION 9.1  Books and Records

     A. The books and records of the Partnership shall be maintained at the principal office of the Partnership and shall be available for examination there by any Partner or his duly authorized representatives at any and all reasonable times.

     The Partnership may maintain such books and records and may provide such financial or other statements as the General Partner in its sole discretion deems advisable. The General Partner shall not withhold a list of names and addresses of all Limited Partners (including the number of Interests held by each of them) from any Limited Partner who requests such a list in writing, and who pays the costs of collection, duplication and mailing thereof, for mailers relating to such Limited Partner's then-current Additional Limited Partnership Interests in the Partnership and the exercise of the rights related thereto.

     B. The Accountants shall audit all annual financial statements and reports to the Partners which shall be prepared in accordance with generally accepted accounting principles, and shall prepare for execution by the General Partner all tax returns of the Partnership.

     C. The Capital Accounts with respect to all Interests shall be determined and maintained throughout the full term of the Partnership in accordance with Section 704(b) of the Code.

SECTION 9.2  Basis of Accounting and Fiscal Year

     The books of the Partnership shall be kept on the accrual basis or the cash basis of accounting, as the General Partner shall determine. The fiscal year of the Partnership shall be determined by the General Partner in its sole discretion.

SECTION 9.3  Bank Accounts

     The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on such signature or signatures as the General Partner shall determine. All deposits and other funds may be invested in U.S. government securities, securities issued or guaranteed by U.S. government agencies, certificates of deposit and time or demand deposits in commercial banks, bankers' acceptances, savings and loan association deposits or deposits in members of the Federal Home Loan Bank System, or money market mutual funds. The funds of the Partnership shall not be commingled with the funds of any other Person.

SECTION 9.4  Reports

     A. Within 60 days after the end of each of the first three fiscal quarters of each fiscal year (beginning with the third fiscal quarter of the 1987 fiscal year), the General Partner shall send to each Person who was a Holder of Interests at the end of the quarter then ended (i) a balance sheet (which need not be audited), (ii) a profit and loss statement (which need not be audited), (iii) a cash flow statement (which need not be audited), (iv) a detailed statement describing (a) any new agreement, contract or arrangement required to be reported by Section 5.3A(vi) or 5.3C(iv) and (b) the amount of all fees and other compensation paid and all distributions made by the Partnership for such quarter to any General Partner or any Affiliated Person of any General Partner and (v) a report in narrative form summarizing the status of the Partnership's operations and activities during such fiscal quarter.

     B. Within 75 days after December 31 of each calendar year, the General Partner shall send to each Person who was a Holder of Interests at any time during the fiscal year most recently ended such tax information as shall be necessary for the preparation by such Person of his Federal income tax return, and required state and other income tax returns with regard to jurisdictions in which the

Partnership is formed or qualified or owns Properties. Notwithstanding any adjustment of the allocations of Profits or Losses provided in this Agreement by any judicial body or governmental agency (or any amendment hereto which is not consented to by the General Partner, including any such amendment pursuant to Section 11.2C), the allocations of Profits or Losses provided in this Agreement shall control for purposes of the determination of the Partners' Capital Accounts for all purposes of this Agreement.

     C. Within one hundred twenty (120) days after the end of each fiscal year, the General Partner shall send to each Person who was a Holder of Interests at the end of the fiscal year then ended and or any other Person who was a Holder during such fiscal year who shall request a copy of the same (i) a balance sheet as of the end of such fiscal year and statements of income, partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, (ii) a cash flow statement (which need not be audited), (iii) a report summarizing the fees and other remuneration paid by the Partnership for such fiscal year to the General Partner or any Affiliated Person of the General Partner, and (iv) a statement (which need not be audited) showing the Cash Flow distributed to Holders per Additional Limited Partnership Interest, which statement shall identify Cash flow distributed from operations during the year (including payments under management agreements and lease payments under net leases, if any, with sellers), Cash Flow during the prior year and uninvested reserves held from the proceeds of the offering of additional Limited Partnership Interests.

     D. The General Partner shall prepare, and file with appropriate state authorities, all reports required to be so filed by state securities or "blue sky" authorities.


                              ARTICLE TEN

            MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS

SECTION 10.1  Meetings

     A. Meetings of the Limited Partners for any purpose may be called by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by 10% or more in interest of the Limited Partners. Notice of such meeting shall be sent within ten (10) days after receipt of such request. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at that meeting. Such meeting shall be held at the principal office of the Partnership, or at such other place as may be designated by the General Partner or, if called upon the request of Limited Partners, as designated by such Limited Partners. In addition, upon receipt of a request in writing signed by 10% or more in interest of the Limited Partners, the General Partner shall submit any matter (upon which the Limited Partners are entitled to act) to the Limited Partners for a vote by written consent without a meeting.


     B. A notice of any such meeting shall be given either personally or by mail to each Limited Partner at his record address, or at such other address which he may have furnished in writing to the General Partner.
Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. In the event Limited Partners request a meeting as described in this Section 10.1, such meeting shall be held not less than fifteen (15) days nor more than sixty
(60) days from the date such request for a meeting is made or, in the event the General Partner calls a meeting, such meeting shall be held not less than fifteen (15) days nor more than sixty (60) days from the date notice of such meeting is sent. The notice shall state the purpose or purposes of the meeting and shall contain a verbatim statement of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting.

The presence in person or by proxy of a majority in interest of the Limited Partners shall constitute a quorum at all meetings of the Limited

Partners; provided, however, that if there be no such quorum, holders of a majority in interest of such Limited Partners so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when the Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Limited Partner entitled to such notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such notice.

     C. For the purpose of determining the Limited Partners entitled to vote on, or to vote at, any meeting of the Partnership or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination of Limited Partners. Such date shall not be more than fifty
(50) days nor less than ten days before any such meeting.

     D. Each Limited Partner may authorize any Person or Persons to act for him by proxy in all matters in which a Limited Partner is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. The Partnership shall provide for proxies or written consents which specify a choice between approval and disapproval of each matter to be acted upon at any meeting of the Partnership. Every proxy must be signed by the Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy or consent. Every proxy or consent shall be revocable at the pleasure of the Limited Partner executing it.

     E. At each meeting of Limited Partners, the Limited Partners present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

SECTION 10.2  Voting Rights of Limited Partners

     Subject to Section 10.3, a majority in Interest of the Limited Partners, without the concurrence of the General Partner may (i) amend this Agreement, subject to the provisions of Section 11.2B and to the conditions that such amendment (a) may not in any manner allow the Limited Partners to take part in the control of the Partnership's business and (b) may not, without the consent of the General Partner or any other Limited Partner affected thereby, alter the rights, powers and duties of such General Partner or any such Limited Partner as set forth in Article Five, the interest of the General Partner or any other Limited Partner in Profits or Losses, in Cash Flow or other distributions, or the valuation of the Interests of the General Partner and the Associate Limited Partners as provided in Section 6.6A, (ii) dissolve the Partnership, or (iii) remove the General Partner and elect a replacement therefor.

SECTION 10.3  Conditions to Action by Limited Partners

     The right of the Limited Partners to vote to amend this Agreement, to dissolve the Partnership, to remove the General Partner and elect a replacement therefor, and to approve the sale of all or substantially all of the Partnership's real property developments and investments in real property pursuant to Sections 5.4B and 10.2 shall be void ab initio if prior to or within 15 days after such vote (A) either (i) the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in Interest of the Limited Partners, that such action may not be effected without adversely affecting the status of Limited Partners as limited partners of the Partnership, or (ii) a State court having original jurisdiction in the premises has entered a judgment which has become final to the foregoing effect or (B) with respect to the removal of the General Partner and the election of a replacement therefor, the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in Interest of the Limited Partners, that after giving effect to such action, the General Partner would not have a net worth at a sufficient level to meet all then existing requirements of the Code to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as an association taxable as a corporation. The existence of such an opinion of counsel or court judgment with respect to a particular contemplated vote of the Limited Partners shall not affect the rights of the Limited Partners to vote on other future actions. If neither an opinion of counsel or court judgment referred to in this Section has been obtained, the vote of the Limited Partners shall proceed as scheduled and shall not be delayed or postponed except as otherwise permitted by law. For purposes of this
Section 10.3, counsel will be deemed satisfactory to the Limited Partners if proposed by the General Partner and affirmatively approved in writing within forty-five (45) days by a majority in interest of the Limited Partners; provided that if the holders of 10% or more of the outstanding Partnership Interests propose counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partner, shall be submitted for such approval by the Limited Partners.


                            ARTICLE ELEVEN

MISCELLANEOUS PROVISIONS SECTION 11.1 Appointment of General Partner as Attorney-in-Fact

     A. Each Limited Partner, including each Substituted Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner his true and lawful attorney in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

           (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Revised Uniform Limited Partnership Act of the State of Delaware on the date hereof) in the jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary to protect the limited liability of the Limited Partners;

           (ii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

           (iii) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

     B. The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive the bankruptcy, death, incompetence or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Interest of such Person; provided, however, that in the event of the transfer by a Limited Partner of all or any part of his Interest, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

SECTION 11.2  Amendments

     A. Each Substituted Limited Partner (to the extent required by the General Partner), additional General Partner and successor General Partner shall become a signatory hereof by signing such number of counterpart signature pages to this Agreement and such other instrument or in-struments, and in such manner and at such time, as the General Partner shall determine. By so signing, each Substituted Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by all the provisions of, this Agreement, as amended from time to time in accordance with the provisions to this Agreement. Any Person who becomes an Assignee Holder of any Interest shall similarly be deemed, by virtue of such acquisition, to have adopted and to have agreed to be bound by all of the provisions of this Agreement, as amended from time to time in accordance with its terms.

     B. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner with, subject to Section 10.3, the Consent of the Limited Partners holding a majority of the then outstanding Limited Partnership Interests; provided, however, that without the Consent of the Partners to be adversely affected by the amendment, this Agreement may not be amended so as to (i) convert a Limited Partner's Interest into a General Partner's Interest,
(ii) modify the limited liability of a Limited Partner, or (iii) subject to
Section 11.2C, alter the interest of a Partner in Profits or Losses or in Cash Flow.

     C. In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any of the Limited Partners, (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (iii) to delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or other Federal agency or by a State "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such Commission, agency or official to be for the benefit or protection of the Limited Partners; provided, however, that no amendment shall be adopted pursuant to this Section 11.2C unless the adoption thereof (1) is for the benefit of or not adverse to the interests of the Limited Partners; (2) is consistent with Section 5.1; (3) does not affect the distribution of Cash Flow or the allocation of Profits and Losses among the Limited Partners or between the Limited Partners of the General Partner; and (4) does not affect the limited liability of the Limited Partners or the status of the Partnership as a partnership for Federal income tax purposes. In addition to any amendments otherwise authorized herein, and notwithstanding anything to the contrary in this
Section 11.2C, the General Partner, without the Consent of any of the Limited Partners, may amend the provisions of this Agreement relating to the allocations of Profits or Losses (including, without limitation, non-taxable receipts or non-deductible expenditures) or credits between or among any Partners if the Partnership is advised at any time by the Partnership's independent certified public accountants or legal counsel that in their opinion it is likely that such allocations would not be respected for Federal income tax purposes; provided, however, that the General Partner is empowered to amend this Agreement only to the extent necessary to provide a reasonable basis on which such allocations would likely be respected in accordance with the advice of such accountants or legal counsel, so that any such amendment will have the least possible effect on the provisions set forth in this Agreement. Any such amendment made by the General Partner in good faith in reliance upon the advice of the accountants or legal counsel described above shall be deemed to be made in compliance with the fiduciary obligation of the General Partner to the Partnership and the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any Limited Partner.

     D. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of the Limited Partners, to substitute an Assignee Holder or other assignee as a Limited Partner with respect to a Limited Partnership Interest; provided that such amendment to this Agreement shall be signed by the General Partner.

     E. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partner and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner (and such General Partner hereby agrees to sign such amendment) and by the remaining or successor General Partner or General Partners.

     F. In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Revised Uniform Limited Partnership Act of the State of Delaware and under the laws of the other jurisdictions in which the Partnership is then formed or qualified, not less frequently, in the case of substitution of a Limited Partner, than once each calendar quarter.

SECTION 11.3  Security Interest and Right of Set-Off

     As security for any withholding tax or other liability or obligation (or reduced deduction for Federal income tax purposes) to which the Partnership may be subject as a result of any act or status of any Holder of Interests or to which the Partnership becomes subject with respect to any Limited Partnership Interest, the Partnership shall have (and there is hereby granted to the Partnership) a security interest in all Cash Flow and other distributions distributable to such Holder of Interests or with respect to such Limited Partnership Interest to the extent of the amount of such withholding tax or other liability or obligation or the cost to the other Holders of Interests of any reduced deduction (as reasonably determined by the General Partner). The Partnership shall have a right of set-off against any such distributions in the amount of such withholding tax or other liability or obligation or the cost of such reduced deduction. For purposes of this Agreement, any amount of Federal, State or local taxes required to be withheld by the Partnership with respect to any amount distributable by the Partnership to any Partner shall be deemed to be a distribution or payment to such Partner and shall reduce the amount otherwise distributable to such Partner under this Agreement.

SECTION 11.4  Additional Capital Account Adjustments

     In maintaining Capital Accounts hereunder, (a) immediately prior to any deemed distribution in connection with any termination of the Partnership under Section 708(b)(1) of the Code or actual distribution of Properties (other than cash), (b) immediately prior to any determination of any capital contribution to be made by the General Partner or Arvida/JMB Associates under Section 4.2F, or (c) upon any other Liquidation hereunder, the Capital Accounts of the Partners first shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in all Partnership Properties (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners (in accordance with the allocations of Profits or Losses under Article Four, including
Section 4.2F) if there were a taxable disposition of such properties for the fair market value of such properties (taking into account Section 7701(g) of the Code) on such date and if the proceeds of such disposition were distributed or deemed distributed in accordance with Section 4.1 and not Section 8.3C. Notwithstanding anything to the contrary in this Agreement, after such adjustments to the Capital Accounts of the Partners, to the extent the General Partner or Arvida/JMB Associates is required to make any capital contribution to the Partnership by reason of any termination of the Partnership other than under Section 708(b)(1)(A) of the Code, the Partnership (or the Partnership as newly constituted for Federal income tax purposes) shall make a special distribution to the General Partner and Arvida/JMB Associates equal to any such capital contribution.

     In connection with any termination of the Partnership under Section 708(b)(1) of the Code and after such adjustments to the Capital Accounts of the Partners as described in the first sentence of the preceding paragraph, all Partnership property deemed distributed to the Partners by the Partnership shall be distributed or deemed distributed to the Partners by the Partnership in accordance with Section 8.3C, and in addition to any adjustments to the Capital Accounts of the Partners required under Article One of this Agreement, the following rules for adjustment shall apply:

           (i) The Capital Account of each Partner who receives or is deemed to receive a distributive share of property (other than cash) from the Partnership shall be reduced by the fair market value of such property (net of such Partner's share of liabilities securing such share of property that such Partner is considered to assume, or make subject to, under
Section 752 of the Code) at the time of the actual or deemed distribution by the Partnership (without taking into account Section 7701(g) of the Code); and

           (ii) The Capital Account of each Partner who is deemed to contribute such property back to the Partnership (as newly constituted for Federal income tax purposes) shall be increased by the fair market value of such share of property (net of such Partner's share of liabilities securing such share of property that the Partnership is considered to assume, or take subject to, under Section 752 of the Code (without taking into account
Section 7701(g) of the Code)) at the time of the deemed contribution to the Partnership. Any Profits or Losses (which include any items thereof) that are required to be allocated among the Partners to take into account any disparity between the fair market value of any such property deemed contributed by the Partners to the Partnership (as newly constituted for Federal income tax purposes) and the adjusted basis of such property in the hands of the Partnership shall be allocated among the Partners in accordance with the requirements under Section 704 of the Code.

SECTION 11.5 Ownership by Limited Partner, Assignee Holder or Other Assignee of the General Partner or Affiliated Persons

     No Limited Partner, Assignee Holder or other assignee shall at any time, either directly or indirectly, own any stock or other interest in any General Partner or in any Affiliated Person of any General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Persons would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for Federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners, Assignee Holders and other assignees as is required to establish compliance by such Persons with the provisions of this Section 11.5.

SECTION 11.6  Commencement of Certain Time Periods

     For purposes of Sections 8.1, 10.1 and 11.2, with respect to the specification of any particular time period indicated in any such Section, the measurement of such time period shall begin upon the giving of notice by the Initial Limited Partner to the Holders of Interests of the proposed action or right to take action specified in such Section.

SECTION 11.7  Binding Provisions

     Except as otherwise expressly provided herein the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

SECTION 11.8  Applicable Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

SECTION 11.9  Counterparts

     This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

SECTION 11.10  Separability of Provisions

     Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

SECTION 11.11  Article and Section Titles

     Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.


           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  GENERAL PARTNER

                                  ARVIDA/JMB MANAGERS, INC.


                                  BY:  /s/ Dennis M. Quinn
                                       ------------------------------
                                       Vice President



                                  INITIAL LIMITED PARTNER
                                  JMB INVESTOR SERVICES CORPORATION


                                  By:  executed signature
                                       ------------------------------
                                       Vice President


                                  ASSOCIATE LIMITED PARTNERS
                                  ARVIDA/JMB ASSOCIATES

                                  By:  JMB Realty Corporation,
                                       a managing general partner


                                       By:   executed signature
                                             ------------------------
                                             Vice President



                                  ARVIDA/JMB LIMITED PARTNERSHIP

                                  By:  Arvida/JMB Associates,
                                       General Partner


                                  By:  JMB Realty Corporation,
                                       a managing general partner


                                       By:   executed signature
                                             ------------------------
                                             Vice President

                       ARVIDA/JMB PARTNERS, L.P.

                            SIGNATURE PAGE


     The undersigned, desiring to become a Limited Partner of ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), pursuant to the Partnership's Amended and Restated Agreement of Limited Partnership, dated as of September 10, 1987, as amended or supplemented (the "Partnership Agreement"), hereby adopts and agrees to be bound by all of the terms and provisions of the Partnership Agreement (including, without limitation, the appointment of the General Partner as the undersigned's true and lawful attorney-in-fact pursuant to Section 11.1 of the Partnership Agreement) as a Limited Partner of the Partnership. Capitalized terms used but not defined herein have the same meanings as in the Partnership Agreement.

     IN WITNESS WHEREOF, the undersigned hereby signs and, under oath, swears to this Signature Page as of the 29th day of September, 2000.


THE ST. JOE COMPANY
a Florida corporation


By:  executed signature           1650 Prudential Drive, Suite 400
     --------------------         ---------------------------------------
                                  Residence Address/
                                  Principal Place of Business

Its: Senior Vice President
                                  Jacksonville, FL      32207
                                  ---------------------------------------
                                  City       State      Zip

Medallion Guarantee
First Union National Bank
[ executed signature - 2/1/01 ]   590432511
(3027) x 9003473                  ---------------------------------------
Securities Transfer Agents        Social Security or Taxpayer I.D. Number
Medallion Program


     The General Partner hereby consents to the admission of The St. Joe Company as a Limited Partner of the Partnership and agrees that the Partnership Agreement is amended in accordance with its terms to reflect such admission.

ARVIDA/JMB MANAGERS, INC.

By:  executed signature           Date:
     --------------------              --------------------

Its:
     --------------------

                              SCHEDULE A

                 As amended effective October 1, 2000


                                                CAPITAL
                                             CONTRIBUTION
                                             ------------

GENERAL PARTNER

Arvida/JMB Managers, Inc.                    $1,000
900 North Michigan Avenue
Suite 1900
Chicago, Illinois 60611


ASSOCIATE LIMITED PARTNERS

Arvida/JMB Associates                        $  500
900 North Michigan Avenue
Suite 1900
Chicago, Illinois 60611

Arvida/JMB Limited Partnership               $  500
900 North Michigan Avenue
Suite 1900
Chicago, Illinois 60611


                                               NUMBER OF
                                             INTERESTS HELD
                                             --------------


INITIAL LIMITED PARTNER

JMB Investor Services Corporation            297,799.5601
900 North Michigan Avenue
Suite 1900
Chicago, Illinois 60611


OTHER LIMITED PARTNERS

The St. Joe Company                          106,200.4399
1650 Prudential Drive
Suite 400
Jacksonville, Florida 32207